As filed with the Securities and Exchange Commission on January 21, 2014.
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
POST HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Missouri	2040	45-3355106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
_____________________
2503 S. Hanley Road
St. Louis, MO 63144
(314) 644-7600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________
Diedre J. Gray
Senior Vice President, General Counsel and Corporate Secretary
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Telephone: (314) 644-7600
Fax: (314) 646-3367
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
Tom W. Zook, Esq.
Lewis, Rice & Fingersh, L.C.
600 Washington, Suite 2500
St. Louis, MO 63101
Tel: (314) 444-7600
Fax: (314) 612-7671
_____________________
Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
7.375% Senior Notes due 2022	$350,000,000	100%	$350,000,000	$45,080
Guarantees of 7.375% Senior Notes due 2022	$350,000,000	—	—	(2)
(1)Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.
(2)Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.
The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A*

Exact Name of Each Additional Registrant as Specified in its Respective Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Post Foods, LLC	DE	43-1766315
Attune Foods, LLC	DE	37-1730215
Premier Nutrition Corporation	DE	94-3339531
Premier Protein, Inc.	CA	45-3178614
Agricore United Holdings Inc.	DE	86-1167965
Dakota Growers Pasta Company, Inc.	ND	45-0423511
Primo Piatto, Inc.	MN	41-1881667
DNA Dreamfields Company, LLC	OH	20-0376833

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*Address, including zip code, and telephone number, including area code, of principal executive offices of the Subsidiary Guarantor listed in Schedule A are the same as those of Post Holdings, Inc., a Missouri corporation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 21, 2014
Post Holdings, Inc.
Offer to Exchange
$350,000,000 7.375% Senior Notes due 2022 (CUSIP Nos. 737446AD6 and U7318UAC6)
for
$350,000,000 7.375% Senior Notes due 2022 (CUSIP No. 737446AB0)
registered under the Securities Act of 1933
_______________________________
We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange an aggregate principal amount of up to $350,000,000 of our new 7.375% Senior Notes due 2022, CUSIP No. 737446AB0, and the guarantees thereof, which we refer to as the “exchange notes,” for a like amount of our outstanding 7.375% Senior Notes due 2022 that we issued on July 18, 2013, CUSIP Nos. 737446AD6 and U7318UAC6, and the guarantees thereof, which we refer to as the “July notes,” in a transaction registered under the Securities Act of 1933, as amended. The term “2022 notes” refers to, collectively, the July notes, the exchange notes and the aggregate $1,025,000,000 of 7.375% Senior Notes due 2022 that we have previously issued.
Terms of the exchange offer:

•	We will exchange all July notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of July notes at any time prior to the expiration of the exchange offer.

•	We believe that the exchange of July notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

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The form and terms of the exchange notes are identical in all material respects to the form and terms of the July notes, except that (i) the exchange notes are registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the July notes do not apply to the exchange notes, and (iii) the exchange notes will not contain provisions relating to special interest relating to our registration obligations.

The exchange offer will expire at 5:00 p.m., New York City time, on                ,  2014, unless we extend the offer. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the previously scheduled expiration of the exchange offer. You may withdraw any July notes tendered until the expiration of the exchange offer.
Broker-dealers:

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Broker-dealers receiving exchange notes in exchange for July notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

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Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for July notes where the broker-dealer acquired such July notes as a result of market-making activities or other trading activities.

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We have agreed that, for a period of up to 180 days after the deadline for completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The exchange notes will not be listed on the New York Stock Exchange or any other securities exchange.
For a discussion of factors you should consider in determining whether to tender your July notes, see the information under “Risk Factors” beginning on page 17 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is , 2014.

We have not authorized anyone to give any information or to make any representations concerning the exchange offer except that which is in this prospectus. If anyone gives or makes any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.
We have filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the exchange notes. This prospectus, which forms part of such registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the 2022 notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov.
You may also obtain this information without charge by writing or telephoning us at the following address and telephone number:
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63141
(314) 644-7600
Attention: Corporate Secretary
If you would like to request copies of these documents, please do so by                           , 2014 (which is five business days before the scheduled expiration of the exchange offer) in order to receive them before the expiration of the exchange offer.

FORWARD LOOKING STATEMENTS
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are made throughout this prospectus. These forward-looking statements These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “expect,” “project,” “estimate,” “anticipate,” “aim,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this report. Our results of operations and financial condition may differ materially from those in the forward-looking statements. Such statements are based on management’s current views and assumptions, and involve risks and uncertainties that could affect expected results. Those risks and uncertainties include but are not limited to the following:

•	our high leverage and substantial debt, including covenants that restrict the operation of our business;

•	our ability to service our outstanding debt or obtain additional financing;

•	the impact of our separation from Ralcorp Holdings, Inc. (“Ralcorp”) and risks relating to our ability to operate effectively as a stand-alone, publicly traded company;

•	changes in our cost structure, management, financing and business operations;

•	our ability to identify and complete acquisitions, manage our growth and integrate acquisitions;

•	significant increases in the costs of certain commodities, packaging or energy used to manufacture our products;

•	our ability to continue to compete in our product markets and our ability to retain our market position;

•	our ability to recognize the expected benefits of the closing of our Modesto, California manufacturing facility;

•	our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs;

•	our ability to successfully implement business strategies to reduce costs;

•	impairment in the carrying value of goodwill or other intangibles;

•	the loss or bankruptcy of a significant customer;

•	allegations that our products cause injury or illness, product recalls and product liability claims and other litigation;

•	our ability to anticipate changes in consumer preferences and trends;

•	changes in consumer demand for our products;

•	disruptions in the U.S. and global capital and credit markets;

•	labor strikes or work stoppages by our employees;

•	legal and regulatory factors, including changes in food safety, advertising and labeling laws and regulations;

•	disruptions or inefficiencies in supply chain;

•	fluctuations in foreign currency exchange rates;

•	consolidations among the retail grocery and foodservice industries;

•	change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business;

•	losses or increased funding and expenses related to our qualified pension plans;

•	loss of key employees;

•	changes in weather conditions, natural disasters and other events beyond our control;

•	business disruptions caused by information technology failures; and

•	other risks and uncertainties included under “Risk Factors” in this prospectus and those included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this document to conform these statements to actual results or to changes in our expectations.
INDUSTRY AND MARKET DATA
This prospectus and the documents incorporated by reference herein include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to us. Some data also are based on our good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions on which such data are based. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources and we cannot guarantee its accuracy or completeness. Market share data is based on information from Nielsen and is referenced Food, Drug and Mass Merchandisers (“FDM”) or Expanded All Outlets Combined (“xAOC”), which includes FDM plus Walmart, club stores and certain other retailers. Nielsen’s xAOC is representative of food, drug and mass merchandisers (including Walmart), some club retailers (Sam’s & BJs), some dollar retailers (Dollar General, Family Dollar & Dollar Tree) and military.
TRADEMARKS AND SERVICE MARKS
The logos, trademarks, trade names and service marks mentioned in this prospectus, including Honey Bunches of Oats®, Pebbles™, Post Selects®, Great Grains®, Spoon Size® Shredded Wheat, Post® Raisin Bran, Grape-Nuts®, Honeycomb®, Attune®, Uncle Sam®, Erehwon®, Golden Temple™, Peace Cereal®, Sweet Home Farm®, Willamette Valley Granola Company™, Premier Protein® and Joint Juice® brands are currently the property of, or are used with the permission of, Post or its subsidiaries. We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus may be registered in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this prospectus is owned by such company.
ABOUT THIS PROSPECTUS
Except as otherwise indicated or unless the context otherwise requires, all references to “we,” “our,” “us,” “Post” or the “Company” refer to Post Holdings, Inc., a Missouri corporation, together with its consolidated subsidiaries. References in this prospectus to “Ralcorp” refer to Ralcorp Holdings, Inc. and its consolidated subsidiaries (other than Post prior to the separation). References in this prospectus to the “separation” refer to the separation of Post from Ralcorp on February 3, 2012. “Post cereals business” refers to the branded ready-to-eat cereals business of Post or, if prior to the separation, of Ralcorp. All references to “we,” “our,” “us,” “Post” or the “Company” in the context of historical results refer to the Post cereals business.

INCORPORATION BY REFERENCE
The information that we incorporate by reference is considered a part of this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 27, 2013;

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our Current Reports on Form 8-K filed with the SEC on October 17, 2013, November 13, 2013 (the second and fourth Form 8-Ks only); November 18, 2013, December 9, 2013 (the second Form 8-K and Items 1.01 and 9.01 only of the first Form 8-K), December 10, 2013, December 16, 2013, January 2, 2014, January 7, 2014, January 10, 2014, January 14, 2014 and Form 8-K/A dated January 21, 2014;

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our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on December 13, 2013, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013;

•	the description of our common stock contained in our Form 10 registration statement which was declared effective January 26, 2012; and

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additional reports filed with the SEC (other than information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the exchange offer.

Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Investor Relations
(314) 644-7600

PROSPECTUS SUMMARY
The following summary highlights significant aspects of our business and this exchange offer, but it does not include all the information you should consider prior to deciding whether to exchange the July notes for the exchange notes. You should read this entire prospectus, the information set forth in “Risk Factors” and our financial statements and related notes, before deciding whether to exchange the July notes for the exchange notes.
The following is a summary of some of the information contained in this prospectus. This summary is included for convenience only and should not be considered complete. This summary is qualified in its entirety by the more detailed information contained elsewhere in this prospectus, which should be read in its entirety.
Our Company
We are a manufacturer, marketer and distributor of branded and private label ready-to-eat cereals, snacks and active nutrition products in the United States and Canada. Our Post Foods business is the third largest seller of ready-to-eat cereals in the United States with a 10.4% share of retail sales (based on retail dollar sales) for the 52 week period ended November 23, 2013, based on Nielsen’s expanded All Outlets Combined (xAOC) information. Nielsen’s xAOC is representative of food, drug and mass merchandisers (including Walmart), some club retailers (Sam’s & BJs), some dollar retailers (Dollar General, Family Dollar & Dollar Tree) and military.
On February 3, 2012, we completed our legal separation via a tax free spin-off from Ralcorp. On February 6, 2012, our common stock began regular trading on the New York Stock Exchange under the ticker symbol “POST” as an independent, public company. In 2012, we had a single operating segment. As a result of recent acquisitions, we now operate in three reportable segments: Post Foods, Attune Foods and Active Nutrition. The Post Foods segment predominately includes the Post branded ready-to-eat cereal business. The Attune Foods segment includes premium healthy and organic cereals and snacks and includes the business of Attune Foods, Inc., which we acquired in December 2012, and certain assets of the Hearthside Food Solutions private label and branded cereal, granola and snack businesses, which we acquired in May 2013. The Active Nutrition segment includes the business of Premier Nutrition Corporation (“PNC”), which we acquired in September 2013. The Active Nutrition segment markets and distributes high protein bars and shakes as well as nutritional supplements.
Most of our products are manufactured through a flexible production platform at one of five primary facilities, four of which are owned by us, and are sold through a variety of channels such as grocery stores, mass merchandisers, club stores and drug stores. Post Foods’ products are manufactured at facilities located in Battle Creek, Michigan; Jonesboro, Arkansas; Modesto, California; and Niagara Falls, Ontario. Attune Foods’ products are predominately manufactured at our facility located in Eugene, Oregon, with a handful of its brands produced at co-manufacturing sites. PNC’s products are manufactured under co-manufacturing agreements at various third party facilities located in the United States. Over 85% of our products are sold to customers within the United States.
Our portfolio of brands includes diverse offerings such as Honey Bunches of Oats, Pebbles, Great Grains, Grape-Nuts, Post Shredded Wheat, Post Raisin Bran, Golden Crisp, Alpha-Bits, Honeycomb, Attune, Uncle Sam, and Erewhon. On May 28, 2013, we completed the acquisition of the branded and private label cereal, granola and snacks business of Hearthside Food Solutions, acquiring the Golden Temple, Peace Cereal, Sweet Home Farm and Willamette Valley Granola Company brands. On September 1, 2013, we completed the acquisition of the branded food and beverage business, including high protein bars and shakes and nutritional supplements, of PNC, which includes the Premier Protein and Joint Juice brands. Effective January 1, 2014, we completed our acquisition of Dakota Growers Pasta Company, Inc., a leader in the approximately $3+ billion North American pasta market, with leadership positions in the private label retail, food service and ingredient channels. On December 7, 2013, we entered into an agreement to acquire privately owned Golden Boy Foods Ltd. (which we refer to as “Golden Boy”). Golden Boy is a manufacturer and marketer of private label peanut butter and other nut butters, and fruit and snacking nuts with sales to grocery retailers and food service channels. We also entered into an agreement to acquire privately owned Dymatize Enterprises, LLC (which we refer to as “Dymatize”) on December 8, 2013. Dymatize manafactures and markets premium protein powders, bars and nutritional supplements under the Dymatize and Supreme Protein brands.
From 1925 to 1929, our predecessor, Postum Cereal Company, acquired over a dozen companies and expanded its product line to more than 60 products. The company changed its name to General Foods Corporation and over several decades introduced household names such as Post Raisin Bran (1942), Honeycomb (1965), Pebbles (1971) and Honey Bunches of Oats (1989). General Foods was acquired by Philip Morris Companies in 1985 and subsequently merged with Kraft in 1989. In 2008, the Post cereals business was split off from Kraft and combined with Ralcorp.
Our Businesses
Post Foods Segment
The Post Foods segment manufactures, markets and sells branded and private label ready-to-eat cereal products. Post Foods leverages the strength of its brands, category expertise, and over a century of institutional knowledge to create a diverse portfolio of cereals that enhance consumer satisfaction. Our diverse portfolio of brands includes:
Honey Bunches of Oats. Honey Bunches of Oats is the fourth largest brand of ready-to-eat cereal in the United States with a 4.4% dollar market share of retail sales in xAOC for the 52-week period ended November 23, 2013, based on information available from Nielsen. Honey Bunches of Oats was launched in 1989 and has experienced substantial growth over the past 20+ years. The brand has been supported with strong marketing programs and R&D driven new product introductions. Honey Bunches of Oats is the second highest ranked ready-to-eat cereal brand by market share among Hispanics, based on information from Nielsen, driven by the taste profile of the product as well as strong marketing campaigns.
We believe growth potential exists for Honey Bunches of Oats in the ready-to-eat cereal category through continued new product innovation, ongoing quality improvements and consistent marketing support. In addition, we believe we can leverage the Honey Bunches of Oats trademark and our research and development capabilities to expand into adjacent product categories.
Pebbles. Pebbles was launched in 1971 and has been a consistently strong performer in the sweetened sub-category of the ready-to-eat cereal category, with a 1.8% dollar market share of retail sales in xAOC for the 52-week period ended November 23, 2013, based on information available from Nielsen.
Great Grains. We believe Great Grains has been well received in the marketplace since its re-launch in fiscal 2011 and we plan to continue our focus on growing consumer awareness and continuing the brand’s momentum. In the 52-week period ended November 23, 2013, Great Grains dollar consumption volume grew 10.5% and package consumption increased by 10.7% versus the prior year driven by the strong advertising campaign launched in support of the brand and expanded product distribution. We plan to continue to invest in the Great Grains brand through innovation and advertising optimization.
Honeycomb and Golden Crisp. Fiscal year 2013 was a strong year for the Honeycomb and the Golden Crisp brands. Resulting from successful marketing and consumer incentives, both brands grew in 2013. The marketing initiative included social media campaigns, graphics improvements and highlighting product improvements. Additionally, in 2013, we launched a new bag packaging format for these brands, which is targeted towards value-oriented consumers.
Other Key Brands. Grape-Nuts was one of the first ready-to-eat cereals, originally commercialized in 1897. This iconic brand continues to be a profitable and important part of the Post portfolio. We also plan on investing and continuing to build great brands, such as Post Raisin Bran, Alpha-Bits and Shreddies. We plan on stabilizing the Post Shredded Wheat business by building penetration among adults through new promotional and public relations plans focused on strong health and wellness attributes.
Attune Foods Segment
Our Attune Foods segment allows us to further participate in the high-growth all-natural cereal and snack category. It includes the business of Attune Foods, Inc., which we acquired in December 2012, as well as certain assets of the branded and private label cereal, granola and snacks business of Hearthside Food Solutions, which we acquired in May 2013. Through this segment, we manufacture and market branded premium healthy and organic cereals and snacks, including Uncle Sam high fiber cereals, Attune chocolate probiotic bars and Erewhon gluten-free cereals and organic graham crackers. Attune Foods also includes the Golden Temple, Peace Cereal, Sweet Home Farm and Willamette Valley Granola Company brands as well as a private label granola business. Our Attune Foods segment’s brands have a long history of innovative brand leadership and growth, including:

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Erewhon: Erewhon has been making and selling organic foods since 1966. Its cereals include organic whole wheat raisin bran, organic rice cereals, organic corn cereals and organic buckwheat cereal, and are made of non-GMO ingredients and feature eight certified gluten-free flavors. The Erewhon brand also includes organic graham cracker snacks.

•	Attune: In 2006, Attune launched the world’s first probiotic bar, which is also gluten free and is available in three flavors.

•	Uncle Sam: The Uncle Sam brand has been selling products for over 100 years. The brand, launched in 1908, includes four natural, high fiber cereals.

•	Peace Cereal: All Peace Cereal products are non-GMO verified and include a variety of cereals and granolas. Peace Cereal continues to increase its share in the natural and specialty foods segment.

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Willamette Valley Granola Company: Since 1973, Willamette Valley Granola Company branded products have been manufactured using all natural, non-GMO ingredients. Products include various flavors of granola and granola chips.

•	Sweet Home Farm: The Sweet Home Farm brand is a value brand granola product targeted to conventional grocery channels. The brand provides five varieties of granola.

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Golden Temple: Created in 1972, the Golden Temple product line features more than 20 varieties of granola made from non-GMO ingredients. These products are primarily sold in the bulk foods section of both conventional and natural/specialty retailers.

Active Nutrition Segment
Our Active Nutrition segment includes the business of PNC, which we acquired in September 2013. This acquisition provides us with a platform to participate in the growing active nutrition and supplements category. Through this segment, we market and distribute premium protein beverages and foods under the Premier Protein brand and nutritional joint health supplements under the Joint Juice brand.
The Premier Protein brand participates in the approximately $9 billion sports nutrition and weight loss category. The brand offers nutritious products for mainstream consumers, including lean protein shakes and bars in a variety of flavors. The shake products were first launched in 2007 with a chocolate shake and have grown over the years with the addition of new flavors as well as single-serving shake products which launched in early 2013. Premier Protein’ s lean protein bars were first introduced in 1999. We plan to continue to introduce new products in convenient sizes and packaging formats, including various flavors of protein crisp bars and powder shake mixes.
Our Active Nutrition segment also includes the Joint Juice brand, which sells ready-to-drink beverages and other liquid-based solutions designed to keep joints healthy and flexible. Joint Juice is the leading joint health beverage option in the market and the third overall joint health brand in the market. The Joint Juice Supplement Drink is the brand’s original offering, which is offered in two flavors and is available nationally in 6-pack and 30-pack packaging. The Joint Juice On-The-Go Drink Mix is a mix that dissolves into water to make the Joint Juice Supplement Drink. The Joint Juice Easy Shot and Extra Strength Supplements are fast absorbing concentrated liquid supplements that act as an alternative to pills and that can be taken straight or mixed with another juice or beverage.
On December 8, 2013, we entered into an agreement to acquire Dymatize. Dymatize manufactures and markets premium protein powders, bars and nutritional supplements under the Dymatize and Supreme Protein brands.

Risk Factors
For a discussion of risk factors associated with this offering, the 2022 notes and our business, see “Risk Factors” beginning on page 17.

THE EXCHANGE OFFER
On July 18, 2013, we issued an aggregate principal amount of $350 million of 7.375% Senior Notes due 2022, CUSIP Nos. 737446AD6 and U7318UAC6 (which we refer to as the “July notes”), in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. The July notes were issued pursuant to an existing Indenture dated as of February 3, 2012, as supplemented on May 28, 2013, among us, our subsidiaries Post Foods, LLC and Attune Foods, LLC, as guarantors (which we refer to as “Post Foods” and “Attune Foods,” respectively), and Wells Fargo Bank, National Association, as trustee. The indenture has been subsequently supplemented as of September 3, 2013 to add as guarantors our subsidiaries Premier Nutrition Corporation and Premier Protein, Inc. and as of January 13, 2014 to add as guarantors our subsidiaries Agricore United Holdings Inc., Dakota Growers Pasta Company, Inc., Primo Piatto, Inc. and DNA Dreamfields Company, LLC. Under the indenture, we have previously issued $1,025 million in aggregate principal amount of 7.375% senior notes due 2022 (which we refer to, collectively with the July notes and the exchange notes as the “2022 notes”). The July notes vote together with and constitute a part of the same series as the 2022 notes; upon completion of this offering, the exchange notes offered hereby also will vote together with and constitute a part of the same series as the 2022 notes. In connection with the offering of the July notes, we entered into a registration rights agreement pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence this exchange offer and to use our commercially reasonable efforts to complete the exchange offer on the earliest practicable date after the registration statement is declared effective, but in no event later than 30 business days or longer, if required by the federal securities laws, after the registration statement is declared effective. The summary below describes the principal terms and conditions of the exchange offer. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offer” for a more detailed description of the terms and conditions of the exchange offer and “Description of the Exchange Notes” for a more detailed description of the terms of the exchange notes.

The Exchange Offer
We are offering to exchange up to $350 million aggregate principal amount of our 7.375% Senior Notes due 2022, CUSIP No. 737446AB0, which have been registered under the Securities Act, in exchange for your July notes, CUSIP Nos. 737446AD6 and U7318UAC6. The form and terms of these exchange notes are identical in all material respects to the July notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the July notes.
To exchange your July notes, you must properly tender them, and we must accept them. We will accept and exchange all July notes that you validly tender and do not validly withdraw. We will issue registered exchange notes promptly after the expiration of the exchange offer.

Resale of Exchange Notes
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the exchange notes offered in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate in and have no arrangement or understanding with any person to participate in a “distribution” of the exchange notes; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Any broker-dealer that acquires exchange notes for its own account in exchange for July notes must represent that the July notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes. However, by so acknowledging and by delivering a prospectus, such participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. During the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, a participating broker-dealer may use this prospectus for an offer to sell, a resale or other retransfer of exchange notes received in exchange for July notes which it acquired through market-making activities or other trading activities.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we extend the expiration date.

Accrued Interest on the Exchange Notes and the July Notes

The exchange notes will bear interest from the most recent date to which interest has been paid on the 2022 notes. If your July notes are accepted for exchange, then you will receive interest on the exchange notes and not on the July notes. Any July notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions
The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will re-solicit tenders of the July notes. See “The Exchange Offer-Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Notes	Each holder of July notes that wishes to tender its July notes must either:

•
complete, sign and date the accompanying letter of transmittal or a facsimile copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed, if required, and deliver the letter of transmittal, together with any other required documents (including the July notes), to the exchange agent; or

•
if July notes are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or

•	comply with the procedures set forth below under “Guaranteed Delivery Procedures.”

Holders of July notes that tender July notes in the exchange offer must represent that the following are true:

	•	the holder is acquiring the exchange notes in the ordinary course of its business;

	•	the holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in a “distribution” of the exchange notes; and

	•	the holder is not an “affiliate” of us within the meaning of Rule 405 of the Securities Act.

Do not send letters of transmittal, certificates representing July notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus and in the letter of transmittal. We could reject your tender of July notes if you tender them in a manner that does not comply with the instructions provided in this prospectus and the accompanying letter of transmittal. See “Risk Factors-There are significant consequences if you fail to exchange your July notes” for further information.

Special Procedures for Tenders by Beneficial Owners of Notes	If:

	•	you beneficially own July notes;

	•	those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee; and

	•	you wish to tender your July notes in the exchange offer,

please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures
If you hold July notes in certificated form or if you own July notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those July notes but:

	•	your July notes are not immediately available;

	•	time will not permit you to deliver the required documents to the exchange agent by the expiration date; or

	•	you cannot complete the procedure for book-entry transfer on time,

you may tender your July notes pursuant to the procedures described in “The Exchange Offer-Procedures for Tendering July Notes-Guaranteed Delivery.”

Withdrawal Rights
You may withdraw your tender of July notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer-Withdrawal Rights.”

Effect on Holders of Notes
As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered July notes, we will have fulfilled our obligations under the registration rights agreement. Accordingly, there will be no special interest payable under the registration rights agreement if July notes were eligible for exchange, but not exchanged, in the exchange offer.

If you do not tender your July notes or we reject your tender, your July notes will remain outstanding and will be entitled to the benefits of the indenture governing the notes. Under such circumstances, you would not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to the July notes.

Any trading market for the July notes could be adversely affected if some but not all of the July notes are tendered and accepted in the exchange offer.

Accounting Treatment
The exchange notes will be recorded at the same carrying value as the July notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Material U.S. Federal Income and Estate Tax Consequences	Your exchange of July notes for exchange notes will not be treated as a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income and Estate Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the exchange offer or the issuance of the exchange notes.

Exchange Agent
Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent is set forth under “The Exchange Offer-Exchange Agent.”

SUMMARY OF TERMS OF EXCHANGE NOTES
The form and terms of the exchange notes will be identical in all material respects to the form and terms of the July notes, except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the July notes; and

•	will not contain provisions relating to an increase in the interest rate borne by the July notes under circumstances related to the timing of the exchange offer.
The exchange notes represent the same debt as the July notes and are governed by the same indenture, which is governed by New York law. A brief description of the material terms of the exchange notes follows:

Issuer	Post Holdings, Inc.

Notes Offered	$350 million aggregate principal amount of 7.375% Senior Notes due 2022.

Maturity Date	The exchange notes will mature on February 15, 2022.

Interest Rate	We will pay interest on the exchange notes at an annual interest rate of 7.375%.

Interest Payment Dates	February 15 and August 15 of each year, which commenced August 15, 2013.

Subsidiary Guarantees
The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). As of the date of this prospectus our domestic subsidiaries (and therefore the subsidiary guarantors) are Post Foods, LLC, Attune Foods, LLC, Premier Nutrition Corporation, Premier Protein, Inc., Agricore United Holdings Inc., Dakota Growers Pasta Company, Inc., Primo Piatto, Inc. and DNA Dreamfields Company, LLC. Our foreign subsidiaries will not guarantee the exchange notes. Post’s Canadian business, which is held by our sole foreign subsidiary, accounted for approximately 5.5% of our net sales to third parties for our fiscal year ended September 30, 2013 and held approximately 2.3% of our consolidated total assets as of September 30, 2013.

Ranking	The exchange notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, they will be:

•	equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•
effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under our credit facilities, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us or any guarantor).

As of September 30, 2013, we had $1,375.0 million in principal amount of total debt. We issued in November 2013 $525.0 million in aggregate principal amount of 6.75% senior notes due 2021, which we refer to as the 2021 notes. As of the date of this prospectus, our non-guarantor subsidiary has no material indebtedness for borrowed money; however, the exchange notes will be effectively subordinated to the accounts payable, pension obligations and other liabilities of such subsidiary. See “Description of Other Indebtedness.”

Optional Redemption
We may redeem some or all of the exchange notes at any time on or after February 15, 2017 at the redemption prices specified in this prospectus under “Description of the Exchange Notes - Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Offer to Purchase
If we experience a change of control triggering event, each holder of the exchange notes may require us to repurchase all or any part of such holder’s exchange notes at a purchase price equal to 101% of the aggregate principal amount of the exchange notes repurchased, plus any accrued and unpaid interest, if any. See “Description of the Exchange Notes-Repurchase at the Option of the Holders-Offer to Repurchase upon Change of Control.”

Covenants
We will issue the exchange notes under the indenture among us, the subsidiary guarantors and the trustee. The indenture limits, among other things, our ability and the ability of our restricted subsidiaries to:

	•	borrow money or guarantee debt;

	•	create liens;

	•	pay dividends on or redeem or repurchase stock;

	•	make specified types of investments and acquisitions;

	•	enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us;

	•	enter into new lines of business;

	•	enter into transactions with affiliates; and

	•	sell assets or merge with other companies.

Certain of these covenants are subject to suspension when and if the notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes-Certain Covenants.”

No Prior Market
There is currently no established market for the exchange notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange.

Form and Denomination
The exchange notes will be issued in minimum denominations of $2,000 and $1,000 integral multiples in excess of $2,000. The exchange notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the exchange notes through Clearstream Banking, S.A., or Euroclear Bank S.A./N.V., as operator of the Euroclear system, if they are participants in those systems or indirectly through organizations that are participants in those systems.

Use of Proceeds
We will not receive any proceeds from the exchange offer. Because the exchange notes have substantially identical terms as the July notes, the issuance of the exchange notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

SUMMARY SELECTED FINANCIAL INFORMATION
The following table sets forth certain of our consolidated financial data. The consolidated financial data as of and for the years ended September 30, 2013, 2012, 2011, 2010 and 2009 are derived from our audited consolidated financial statements. The consolidated statement of operations data for each of the years in the three-year period ended September 30, 2013 and the consolidated balance sheet data as of September 30, 2013 and 2012 have been derived from our audited consolidated financial statements incorporated by reference herein. The consolidated statement of operations data for the years ended September 30, 2010 and 2009 and the consolidated balance sheet data as of September 30, 2011, 2010 and 2009 have been derived from the audited consolidated financial statements not included or incorporated by reference herein.
The selected historical financial data below should be read in conjunction with the consolidated financial statements for those periods and their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended September 30, 2013, which is incorporated by reference in this prospectus. In addition, please see the consolidated financial statements of Agricore United Holdings Inc., which are incorporated by reference from our Current Report on Form 8-K/A filed on January 21, 2014 and included with this prospectus in accordance with Rule 3-10(g) of Regulation S-X under the Exchange Act. See “Incorporation by Reference.”

	Year Ended September 30,
(dollars in millions, except per share data)	2013(d)	2012	2011	2010	2009

Statements of Operations Data
Net sales	$1,034.1	$958.9	$968.2	$996.7	$1,072.1
Cost of goods sold	609.2	530.0	516.6	553.7	570.8
Gross profit	424.9	428.9	451.6	443.0	501.3
Selling, general and administrative expenses	294.4	274.5	239.5	218.8	272.7
Amortization of intangible assets	14.6	12.6	12.6	12.7	12.6
Restructuring expenses (a)	3.8	—	—	—	—
Impairment of goodwill and other intangible assets (b)	2.9	—	566.5	19.4	—
Other operating expenses, net	1.4	2.7	1.6	1.3	0.8
Operating profit (loss)	107.8	139.1	(368.6)	190.8	215.2
Interest expense	85.5	60.3	51.5	51.5	58.3
Other (income) expense	—	(1.6)	10.5	(2.2)	—
Earnings (loss) before income taxes	22.3	80.4	(430.6)	141.5	156.9
Income tax provision (benefit)	7.1	30.5	(6.3)	49.5	55.8
Net earnings (loss)	15.2	49.9	(424.3)	92.0	101.1
Preferred stock dividends	(5.4)	—	—	—	—
Net earnings (loss) available to common stockholders	$9.8	$49.9	$(424.3)	$92.0	$101.1

Earnings (Loss) Per Share (c)
Basic	$0.30	$1.45	$(12.33)	$2.67	$2.94
Diluted	$0.30	$1.45	$(12.33)	$2.67	$2.94

Statements of Cash Flows Data
Depreciation and amortization	$76.8	$63.2	$58.7	$55.4	$50.6
Cash provided (used) by:
Operating activities	$119.2	$144.0	$143.8	$135.6	$221.1
Investing activities	(423.8)	(30.9)	(14.9)	(24.3)	(36.7)
Financing activities	648.8	(57.1)	(132.1)	(112.4)	(183.3)

	Year Ended September 30,
	2013(d)	2012	2011	2010	2009

Balance Sheet Data
Cash and cash equivalents	$402.0	$58.2	$1.7	$4.8	$5.7
Working capital (excl. cash, cash equivalents, and restricted cash)	82.0	25.1	(0.7)	68.0	39.5
Total assets	3,473.8	2,732.3	2,723.2	3,348.0	3,368.1
Debt, including short-term portion	1,408.6	945.6	784.5	716.5	716.5
Other liabilities	116.3	129.2	104.9	90.7	78.3
Total equity	1,498.6	1,231.5	1,434.7	2,061.7	2,023.3
____________

(a)
For information about restructuring expenses, see Note 4 of “Notes to Consolidated Financial Statements” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is incorporated by reference.

(b)
For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is incorporated by reference.

(c)
Earnings (loss) per share for the fiscal years ended September 30, 2011, 2010 and 2009 are calculated assuming weighted-average shares outstanding of 34.4 million shares which represents the amount of common shares outstanding following the distribution of one share of Post common stock for every two shares of Ralcorp common stock and the retention of approximately 6.8 million shares by Ralcorp. For these periods, there are no dilutive shares as there were no actual shares or share-based awards outstanding prior to the distribution.

(d)
The data in this column include results from the fiscal 2013 acquisitions from the respective date of acquisition through September 30, 2013. See Note 5 of “Notes to Consolidated Financial Statements” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is incorporated by reference.

RISK FACTORS
You should carefully consider the following risk factors, as well as the other information contained or incorporated by reference in this prospectus, prior to participating in the exchange offer. You also should consider the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 as filed with the SEC and incorporated by reference in this prospectus. The risks described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a negative impact on our business operations.
Risks Relating to the Exchange Offer
There are significant consequences if you fail to exchange your July notes.
We did not register the July notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the July notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your July notes in the exchange offer, you will lose your right to have the July notes registered under the Securities Act, subject to certain limitations. If you continue to hold July notes after the exchange offer, you may be unable to sell the July notes. Outstanding July notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing restrictions.
You cannot be sure that an active trading market for the exchange notes will develop.
We do not intend to apply for a listing of the exchange notes on any securities exchange. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes. In addition, the liquidity and the market price of the exchange notes may be adversely affected by changes in the overall market for securities similar to the exchange notes, by changes in our financial performance or prospects and by changes in conditions in our industry.
You must follow the appropriate procedures to tender your July notes or they will not be exchanged.
The exchange notes will be issued in exchange for the July notes only after timely receipt by the exchange agent of the July notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation. If you want to tender your July notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of July notes for exchange. Outstanding July notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the July notes in the exchange offer to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.
The consummation of the exchange offer may not occur.
We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes.
You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the exchange notes.
If you tender your July notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. In addition, if you are a broker-dealer that receives exchange notes for your own account in exchange for July notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

Risks Related to the 2022 Notes
We have substantial debt and high leverage, which could have a negative impact on our financing options and liquidity position and prevent us from fulfilling our obligations under the exchange notes.
We have a significant amount of debt. We had $1,408.6 million of total debt as of September 30, 2013. Additionally, in November 2013, we issued $525.0 million principal value of 6.75% senior notes due 2021, which we refer to as the 2021 notes.
Our overall leverage and the terms of our financing arrangements could:

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;

•	make it more difficult for us to satisfy our obligations under the notes;

•	limit our ability to refinance our indebtedness on terms acceptable to us or at all;

•
limit our flexibility to plan for and to adjust to changing business and market conditions in the industry in which we operate and increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future investments, capital expenditures, working capital, business activities and other general corporate requirements;

•
limit our ability to obtain additional financing for working capital, for capital expenditures, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward; and

•	subject us to higher levels of indebtedness than our competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.
Our ability to meet expenses and debt service obligations will depend on our future performance, which will be affected by financial, business, economic and other factors, including potential changes in consumer preferences, the success of product and marketing innovation and pressure from competitors. If we do not generate enough cash to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell our assets, borrow more money or raise equity.
Despite our substantial indebtedness level, we will still be able to incur substantial additional amounts of debt, which could further exacerbate the risks associated with our indebtedness.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing our 2022 notes (including the July notes and the exchange notes) and the indenture governing the 2021 notes do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our current debt levels, the related risks we could face would be magnified.
The 2022 notes, including the exchange notes, rank equal in right of payment with the 2021 notes. The 2022 notes, including the exchange notes, and the 2021 notes are effectively subordinated to the subsidiary guarantors’ and our secured debt. The exchange notes and the guarantees of the exchange notes are unsecured and therefore will be effectively subordinated to any of the subsidiary guarantors’ and our secured debt to the extent of the value of the assets securing that debt. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. The exchange notes will be effectively subordinated to any secured debt.
The indentures governing the exchange notes allow us to incur a substantial amount of additional secured debt.
The agreements governing our debt, including the indenture governing the 2022 notes, contain, or may in future financings contain, various covenants that limit our ability to take certain actions and also require us to meet financial maintenance tests, failure to comply with which could have a material adverse effect on us.
Our financing arrangements contain restrictions, covenants and events of default that, among other things, require us to satisfy certain financial tests and maintain certain financial ratios and restrict our ability to incur additional indebtedness and to refinance our existing indebtedness. Financing arrangements which we enter into in the future could contain similar restrictions and could additionally require us to comply with financial tests or maintain financial ratios and covenants. The terms of our financing arrangements impose, and financing arrangements which we enter into in the future may impose, various restrictions on us that could limit our ability to pay dividends, respond to market conditions, or provide for capital investment needs or take advantage of business opportunities by limiting the amount of additional borrowings we may incur. These restrictions may include compliance with, or maintenance of, certain financial tests and ratios and may limit or prohibit our ability to, among other things:

•	borrow money or guarantee debt;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make specified types of investments and acquisitions;

•	enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us;

•	enter into transactions with affiliates; and

•	sell assets or merge with other companies.
Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions.
A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the exchange notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.
To service our indebtedness and other cash needs, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
Our ability to pay interest on the exchange notes, to satisfy our other debt obligations and to fund any planned capital expenditures, dividends and other cash needs will depend in part upon the future financial and operating performance of our subsidiaries and upon our ability to renew or refinance borrowings. Prevailing economic conditions and financial, business, competitive, legislative, regulatory and other factors, many of which are beyond our control, will affect our ability to make these payments.
In addition, prior to the repayment of the exchange notes, we may be required to refinance or repay our credit facilities. If we are unable to make payments or refinance our debt or obtain new financing under these circumstances, we may consider other options, including:

•	sales of assets;

•	sales of equity;

•	reduction or delay of capital expenditures, strategic acquisitions, investments and alliances; or

•	negotiations with our lenders to restructure the applicable debt.
Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the 2022 notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the 2022 notes, on or before maturity. We may not be able to refinance any of our debt on commercially reasonable terms or at all.

Your right to receive payments on the exchange notes is effectively subordinated to the rights of our secured creditors. Further, the guarantees of the exchange notes are effectively subordinated to all of our subsidiary guarantors’ secured indebtedness. The exchange notes will also be structurally subordinated to the indebtedness of our non-guarantor subsidiaries.
Holders of any secured indebtedness of us or any secured indebtedness of the subsidiary guarantors will have claims that are prior to your claims as holders of the exchange notes to the extent of the value of the assets securing that other indebtedness. The exchange notes are effectively subordinated to any such secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the exchange notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the exchange notes (including the other holders of the 2022 notes and the 2021 notes), and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the 2022 notes. As a result, holders of exchange notes may receive less, ratably, than holders of secured indebtedness.
In addition, the exchange notes are structurally subordinated to the indebtedness of our non-guarantor subsidiary. Post’s Canadian business, which is held by our sole non-guarantor subsidiary, accounted for approximately 5.5% of our net sales to third parties for the fiscal year ended September 30, 2013 and held approximately 2.3% of our consolidated assets as of September 30, 2013. As of September 30, 2013 our non-guarantor subsidiary had no material indebtedness for borrowed money; however, the notes are effectively subordinated to the accounts payable, pension obligations and other liabilities of such subsidiary.
The indenture governing the exchange notes limits our ability to make certain restricted payments, including dividends; however, any amounts paid by us in the form of dividends or other restricted payments will not be available in the future to satisfy our obligations to the holders of the exchange notes and our other indebtedness.
The indenture governing the exchange notes, as well as the indenture governing the 2021 notes, contain limitations on our payment of dividends. However, the indentures will permit us to pay a significant amount to stockholders in the form of dividends and other payments in respect of our common and preferred stock. While we have not paid dividends on our common stock to date, we have paid and we intend to continue paying quarterly dividends on our convertible preferred stock. Any amounts paid by us in the form of dividends or other restricted payments, including redemptions of our convertible preferred stock, will not be available in the future to satisfy our obligations to the holders of the exchange notes and our other indebtedness.
We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.
Upon the occurrence of certain specific change of control events, we will be required to offer to repurchase all outstanding 2022 notes, including the exchange notes and the previously issued and exchanged 2022 notes, at 101% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures governing the exchange notes. See “Description of the Exchange Notes—Repurchase at the Option of the Holders—Offer to Repurchase upon Change of Control.”
Noteholders may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of “substantially all” of our and our restricted subsidiaries’ assets.
The definition of change of control in the indentures governing the 2022 notes and the 2021 notes includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and our restricted subsidiaries’ assets, taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a noteholder to require us to repurchase the exchange notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our restricted subsidiaries’ assets to another individual, group or entity may be uncertain.

Our being subject to certain fraudulent transfer and conveyance laws may have adverse implications for the holders of the exchange notes.
The exchange notes, along with the rest of our 2022 notes and our 2021 notes, will be guaranteed by our domestic subsidiaries. These guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy proceeding is commenced by or on behalf of a subsidiary guarantor’s creditors. Under these laws, if in such a proceeding a court were to find that a subsidiary guarantor:

•	incurred its guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring its guarantees and

•	was insolvent or was rendered insolvent by reason of such guarantee;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•
intended to incur or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void such subsidiary guarantee or subordinate such subsidiary’s guarantee to such subsidiary’s presently existing or future debt or take other actions detrimental to you.
The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•
the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

We cannot assure you as to what standard a court would apply in order to determine whether a subsidiary guarantor was “insolvent” as of the date its guarantee was issued, and, regardless of the method of valuation, a court could determine that such subsidiary guarantor was insolvent on that date. A court could also determine, regardless of whether a subsidiary guarantor was insolvent on the date the subsidiary’s guarantee was issued, that the payments constituted fraudulent transfers on another ground.
The subsidiary guarantees could be subject to the claim that, since the subsidiary guarantees were incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a subsidiary guarantor’s obligation under its subsidiary guarantee; subordinate the subsidiary guarantee to the other indebtedness of a subsidiary guarantor; direct that holders of the 2022 notes return any amounts paid under a subsidiary guarantee to the relevant subsidiary guarantor or to a fund for the benefit of its creditors; or take other action detrimental to the holders of the 2022 notes. In addition, since the guarantees by the subsidiary guarantors are limited to the maximum amount that the subsidiary guarantors are permitted to guarantee under applicable law, each subsidiary guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary guarantor. Also, you will lose the benefit of the guarantee if it is released under certain circumstances described under “Description of the Exchange Notes—Brief Description of the 2022 Notes and the Subsidiary Guarantees—The Subsidiary Guarantees.”
Each subsidiary guarantee will contain a provision intended to limit a guarantor’s liability to the maximum amount that it could incur without causing its guarantee to be deemed a fraudulent transfer. However, this provision may not be effective to protect the guarantee from being avoided under fraudulent transfer law, or may reduce or eliminate the subsidiary guarantor’s obligations to an amount which would effectively render the guarantee worthless.
If an active trading market does not develop for the 2022 notes, you may not be able to resell them.
We do not intend to apply for the listing of the exchange notes, or our 2022 notes generally, on any securities exchange or automated interdealer quotation system. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. Future trading prices of the exchange notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the initial purchasers of the July notes that they currently intend to make a market in the exchange notes after the exchange offer is completed. However, the initial purchasers may cease their market-making at any time.
We are a holding company. Substantially all of our business is conducted through our subsidiaries. Our ability to repay our debt, including the exchange notes, depends on the performance of our subsidiaries and their ability to make distributions to us.
We are a holding company, and we conduct all of our operations through our subsidiaries. As a result, we rely on dividends, loans and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay interest and dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us depends substantially on their respective operating results, and is subject to restrictions under, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of our financing arrangements, and the terms of any future financing arrangements of our subsidiaries. See “Description of the Notes—Certain Covenants.”
Any decline in the ratings of our corporate credit could adversely affect the value of the exchange notes.
Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely affect the value of the exchange notes. In addition, a ratings downgrade could adversely affect our ability to access capital.
The market price for the exchange notes (if any) may be volatile.
Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the exchange notes.
Many of the covenants in the indenture will not apply if the 2022 notes are rated investment grade by both Moody’s and Standard & Poor’s.
Many of the covenants in the indenture will not apply to us if the 2022 notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the 2022 notes will ever be rated investment grade or that, if they are rated investment grade, the 2022 notes will maintain these ratings. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such action taken while the covenants were suspended would not result in an event of default under the indenture. See “Description of the Exchange Notes—Certain Covenants—Covenant Suspension.”

USE OF PROCEEDS
We will not receive any proceeds from the exchange offer. Because the exchange notes have substantially identical terms as the outstanding 2022 notes, the issuance of the exchange notes will not result in any increase in our indebtedness. The July notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

RATIO OF EARNINGS TO FIXED CHARGES
The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of calculating these ratios, earnings represent income before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense, capitalized interest and our estimate of the interest component of rent expense.

	Fiscal Year Ended September 30,
	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	1.3	2.3	—(1)	3.6	3.6

(1)	For the year ended September 30, 2011, earnings were insufficient to cover fixed charges by $434.9 million.
The fiscal year ratios presented above are based on our historical audited consolidated financial statements and selected financial data included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC and incorporated by reference in this prospectus.

DESCRIPTION OF CERTAIN INDEBTEDNESS
We have summarized below the material terms of certain agreements relating to our indebtedness other than the 2022 notes, which are described under “Description of the Exchange Notes.” You are encouraged to read the agreements that govern such indebtedness, which are filed as exhibits to the registration statement of which this prospectus is a part, for greater detail on the terms of the agreements that may be important to you.
6.75% Senior 2021 Notes Due 2021
On November 18, 2013, we issued 6.75% senior notes (which we refer to as the “2021 notes”) in an aggregate principal amount of $525 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The 2021 notes were issued pursuant to an Indenture dated as of November 18, 2013, among us, Post Foods, LLC, Attune Foods, LLC, Premier Nutrition Corporation and Premier Protein, Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee, as supplemented by a First Supplemental Indenture dated as of January 13, 2014 adding Agricore United Holdings Inc., Dakota Growers Pasta Company, Inc., Primo Piatto, Inc. and DNA Dreamfields Company, LLC. as guarantors, which we refer to as the 2021 indenture. The 2021 notes are unsecured unsubordinated obligations of us and are guaranteed by our domestic subsidiaries.
The 2021 notes bear interest at a rate of 6.75% per year. Interest payments are due semi-annually each June 1 and December 1, with the first interest payment due on June 1, 2014. The maturity date of the 2021 notes is December 1, 2021.
The 2021 notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). As of this date, the domestic subsidiaries (and therefore the subsidiary guarantors) are Post Foods, LLC, Attune Foods, LLC, Premier Nutrition Corporation, Premier Protein, Inc., Agricore United Holdings Inc., Dakota Growers Pasta Company, Inc., Primo Piatto, Inc. and DNA Dreamfields Company, LLC.
The 2021 notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us or any guarantors.

Prior to December 1, 2016, we may redeem up to 40% of the aggregate principal amount of 2021 notes at a redemption price equal to 106.750% of the principal amount of the 2021 notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings by us so long as at least 50% of the aggregate principal amount of 2021 notes originally issued under the 2021 indenture remains outstanding immediately after the redemption (unless all such 2021 notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to December 1, 2017, we may redeem all or a part of the 2021 notes at a redemption price equal to 100% of the principal amount of the 2021 notes redeemed and accrued and unpaid interest, plus a premium provided for in the 2021 indenture, which would be the greater of (1) 1.0% of the principal amount of each 2021 note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the 2021 note being redeemed at December 1, 2017 plus (y) all required interest payments due on each such 2021 note through December 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such 2021 note.

On or after December 1, 2017, we may redeem all or a part of the 2021 notes at the redemption prices (expressed as a percentage of principal amount of the 2021 notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Redemption Year	Price
2017	103.3750%
2018	101.6875%
2019 and thereafter	100.0000%
If we experience a change of control (as defined in the 2021 indenture), holders of the 2021 notes may require us to purchase the 2021 notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The 2021 indenture limits our ability and the ability of our restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2021 notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.
The 2021 indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the indenture or the 2021 notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2021 notes may declare all the 2021 notes to be due and payable immediately.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
Simultaneously with the sale of the July notes, we entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, BMO Capital Markets Corp., Goldman, Sachs & Co., Nomura Securities International, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers. Under the registration rights agreement, we agreed to use commercially reasonable efforts to file a registration statement to register the July notes with the SEC on or prior to May 4, 2014 and consummate an exchange offer on or prior to July 13, 2014 or to file a shelf registration for the resale of the July notes if an exchange offer cannot be completed within that same exchange period.
We are conducting the exchange offer to satisfy our obligations under the registration rights agreement. If one or more registration defaults occur under the registration rights agreement (as described under “Description of the Exchange Notes - Registration Rights; Special Interest”), including if the exchange offer is not completed by 30 business days after the date of effectiveness or longer, if required by the federal securities laws, the annual interest rate on the notes will increase by 0.25% per year. The amount of this “special interest” will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per year. A copy of the registration rights agreement has been filed with the SEC as Exhibit 4.2 to our Current Report on Form 8-K dated July 18, 2013 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The form and terms of the exchange notes are the same as the form and terms of the outstanding 2022 notes, including the July notes, except that the exchange notes:

•	will be registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the July notes; and

•	will not contain provisions relating to an increase in any interest rate in connection with the July notes under circumstances related to the timing of the exchange offer.
The exchange offer is not extended to original note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.
Terms of the Exchange Offer
We are offering to exchange up to $350 million aggregate principal amount of exchange notes for a like aggregate principal amount of July notes. The July notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. In exchange for July notes properly tendered and accepted, we will issue a like total principal amount of up to $350 million in exchange notes. This prospectus, together with the letter of transmittal, is first being sent on or about                     , 2014, to all holders of July notes known to us. Our obligation to accept July notes for exchange in the exchange offer is subject to the conditions described below under the heading “Conditions to the Exchange Offer.” The exchange offer is not conditioned upon holders tendering a minimum principal amount of July notes. As of the date of this prospectus, $350 million aggregate principal amount of July notes are outstanding, and there is an aggregate principal amount of $1,375 million of 2022 notes, including the July notes, outstanding.
Outstanding July notes tendered in the exchange offer must be in denominations of $2,000 and any higher integral multiple of $1,000.
Holders of the July notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. If you do not tender your July notes or if you tender July notes that we do not accept, your July notes will remain outstanding. Any July notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to such July notes. See “Risk Factors—Risks Relating to the Exchange Offer—There are significant consequences if you fail to exchange your July notes” for more information regarding July notes outstanding after the exchange offer. After the expiration date, we will return to the holder any tendered July notes that we did not accept for exchange.

None of us, our board of directors or our management recommends that you tender or not tender July notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of July notes to tender.
The expiration date is 5:00 p.m., New York City time, on , 2014, or such later date and time to which we extend the exchange offer.
We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the July notes;

•	to terminate the exchange offer and not accept any July notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

•	to extend the expiration date of the exchange offer and retain all July notes tendered in the exchange offer other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the exchange offer in any manner.
If we materially amend the exchange offer or if we waive a material condition to the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the July notes disclosing the change or waiver and extend the exchange offer as required by law to cause this exchange offer to remain open for at least five business days following such notice.
If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
Acceptance of Outstanding July Notes for Exchange and Issuance of Exchange Notes
Promptly after the expiration date, we will accept all July notes validly tendered and not withdrawn, and we will issue exchange notes registered under the Securities Act to the exchange agent. The exchange agent might not deliver the exchange notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.
We will be deemed to have exchanged July notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered July notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of July notes, letters of transmittal and related documents.
In tendering July notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer July notes;

•	we will acquire good, marketable and unencumbered title to the tendered July notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the July notes tendered for exchange are not subject to any adverse claims or proxies.
You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the July notes.

Procedures for Tendering July Notes
Valid Tender
When the holder of July notes tenders, and we accept, July notes for exchange, a binding agreement between us, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of July notes who wishes to tender July notes for exchange must, on or prior to the expiration date:

•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal (including July notes), to the exchange agent, Wells Fargo Bank, N.A., at the address set forth below under the heading “—Exchange Agent;”

•
if July notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with the Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation), to the exchange agent at the address set forth below under the heading “—Exchange Agent;” or

•	comply with the provisions set forth below under “—Guaranteed Delivery.”
In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the July notes and the letter of transmittal;

•
the exchange agent must receive a timely confirmation of the book-entry transfer of the July notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.
The letter of transmittal or agent’s message may be delivered by mail, facsimile, hand delivery or overnight carrier, to the exchange agent.
The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.
If you beneficially own July notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your July notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the July notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.
If you tender fewer than all of your July notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all July notes that you hold.
The method of delivery of the certificates for the July notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or July notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.
Signature Guarantees
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the July notes surrendered for exchange are tendered:

•	by a registered holder of July notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.
If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.
If July notes are registered in the name of a person other than the signer of the letter of transmittal, the July notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.
Deemed Representations
To participate in the exchange offer, we require that you represent to us that:
(i) you or any other person acquiring exchange notes in exchange for your July notes in the exchange offer is acquiring them in the ordinary course of business;
(ii) neither you nor any other person acquiring exchange notes in exchange for your July notes in the exchange offer is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;
(iii) neither you nor any other person acquiring exchange notes in exchange for your July notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;
(iv) neither you nor any other person acquiring exchange notes in exchange for your July notes is our “affiliate” as defined under Rule 405 of the Securities Act; and
(v) if you or another person acquiring exchange notes in exchange for your July notes is a broker-dealer and you acquired the July notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.
By tendering your July notes you are deemed to have made these representations.
Broker-dealers who cannot make the representations in item (v) of the paragraph above cannot use this prospectus in connection with resales of the exchange notes issued in the exchange offer.
If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your July notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:
(i) may not rely on the applicable interpretations of the staff of the SEC and therefore may not participate in the exchange offer; and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the July notes.
Book-Entry Transfers
For tenders by book-entry transfer of July notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of July notes by causing DTC to transfer the July notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program,

or ATOP, procedures to tender July notes. Accordingly, any participant in DTC may make book-entry delivery of July notes by causing DTC to transfer those July notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.
Notwithstanding the ability of holders of July notes to effect delivery of July notes through book-entry transfer at DTC, either:

•
the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent;” or

•	the guaranteed delivery procedures described below must be complied with.
Guaranteed Delivery
If a holder wants to tender July notes in the exchange offer and (1) the certificates for the July notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the July notes may be tendered if the holder complies with the following guaranteed delivery procedures:

•	the tender is made by or through an eligible institution;

•	the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent on or prior to the expiration date:

•	setting forth the name and address of the holder of the July notes being tendered and the amount of the July notes being tendered;

•	stating that the tender is being made; and

•
guaranteeing that, within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered July notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives the certificates for the July notes, or a confirmation of book-entry transfer, and a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three (3) New York Stock Exchange trading days after the notice of guaranteed delivery is executed for all such tendered July notes.

You may deliver the notice of guaranteed delivery by hand, facsimile, mail or overnight delivery to the exchange agent and you must include a guarantee by an eligible institution in the form described above in such notice.
Our acceptance of properly tendered July notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.
Determination of Validity
We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered July notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of July notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of July notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of July notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.
If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.
Resales of Exchange Notes
Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of exchange notes, other than a broker-dealer, may offer exchange notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers, if the holder acquired the exchange notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the exchange notes and is not an “affiliate” (as defined under the Securities Act) of Post. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.
By tendering July notes, the holder, other than participating broker-dealers, as defined below, of those July notes will represent to us that, among other things:

•	the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder;

•
neither the holder nor any other person receiving the exchange notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the exchange notes; and

•	neither the holder nor any other person receiving the exchange notes is an “affiliate” (as defined under the Securities Act) of Post.
If any holder or any such other person is an “affiliate” of Post or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the exchange notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above and therefore may not participate in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer that receives exchange notes for its own account in exchange for July notes must represent that the July notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes pursuant to the exchange offer. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired July notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of exchange notes received in exchange for the July notes pursuant to the exchange offer. We have agreed that, during the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, or such shorter period as will terminate when all exchange notes have been sold, we will use all commercially reasonable efforts to keep the exchange offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
Withdrawal Rights
You can withdraw tenders of July notes at any time prior to 5:00 p.m., New York City time, on the expiration date.
For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the July notes to be withdrawn;

•	identify the July notes to be withdrawn, including the total principal amount of July notes to be withdrawn;

•	where certificates for July notes are transmitted, list the name of the registered holder of the July notes if different from the person withdrawing the July notes;

•	contain a statement that the holder is withdrawing his election to have the July notes exchanged; and

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which the July notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the July notes register the transfer of the July notes in the name of the person withdrawing the tender.

If you delivered or otherwise identified pursuant to the guaranteed delivery procedures July notes to the exchange agent, you must submit the serial numbers of the July notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of July notes tendered for the account of an eligible institution. If you tendered July notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn July notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, July notes properly withdrawn may again be tendered at any time on or prior to the expiration date.
We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.
In the case of July notes tendered by book-entry transfer through DTC, the July notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn July notes will be returned to the holder after withdrawal. The July notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Any July notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.
Properly withdrawn July notes may again be tendered by following one of the procedures described under “Procedures for Tendering July notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any July notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offer violates applicable law or SEC policy.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “Terms of the Exchange Offer.”
In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any July notes tendered, and no exchange notes will be issued in exchange for any such July notes.
If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we use our commercially reasonable efforts to cause a shelf registration statement covering the resale of the July notes to be filed and declared effective by the SEC within the time periods described in the registration rights agreement.
Exchange Agent
We appointed Wells Fargo Bank, N.A., as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent, at the address and phone number as follows:

Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Regular Mail or Courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth St. & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building−12th Floor 608 Second Avenue South Minneapolis, MN 55402

Or By Facsimile Transmission: (For Eligible Institutions only): Fax: (612) 667-6282 Attn: Bondholder Communications

For Information or Confirmation by: Telephone: (800) 344-5128, Option 0 Attn: Bondholder Communications
If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.
Fees and Expenses
The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of July notes and for handling or tendering for such clients.
We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of July notes pursuant to the exchange offer.
Accounting Treatment
The exchange notes will be recorded at the same carrying value as the July notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes
Holders who tender their July notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the July notes tendered, or if a transfer tax is imposed for any reason other than the exchange of July notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.
Consequences of Failure to Exchange July Notes
Holders who desire to tender their July notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Post is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.
July notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the July notes and the existing restrictions on transfer set forth in the legend on the July notes and in the confidential offering circular dated July 11, 2013 relating to the July notes. Except in limited circumstances with respect to specific types of holders of July notes, we will have no further obligation to provide for the registration under the Securities Act of such July notes. In general, July notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the July notes under the Securities Act or under any state securities laws.
Upon completion of the exchange offer, holders of the July notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Holders of the exchange notes, any outstanding 2022 notes which remain outstanding after consummation of the exchange offer, and all previously issued 2022 notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.
Consequences of Exchanging July Notes
Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders after the exchange offer other than by any holder who is one of our “affiliates” (as defined in Rule 405 under the Securities Act). Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such exchange notes are acquired in the ordinary course of such holder’s business; and

•	such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the exchange notes.
However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of Post;

•	it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes; and

•	it is acquiring the exchange notes in the ordinary course of its business.
Each broker-dealer that receives exchange notes for its own account in exchange for July notes must acknowledge that such July notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES
You can find the definitions of certain terms used in this description under the caption “Certain Definitions.” In this description, the words “Company,” “us,” “we” and “our” refer only to Post Holdings, Inc. and not to any of its Subsidiaries.
The $350,000,000 in aggregate principal amount of the July notes were issued on July 18, 2013 under CUSIP Numbers 737446AD6 and U7318UAC6 as additional securities under an indenture dated as of February 3, 2012 and supplemented by a First Supplemental Indenture dated as of May 28, 2013, a Second Supplemental Indenture dated as of September 1, 2013 and a Third Supplemental Indenture dated as of January 13, 2014 (collectively, the “Indenture”), among the Company, the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). As of the date of this prospectus, the Guarantors under the Indentures were our direct or indirect subsidiaries Post Foods, LLC, Attune Foods, LLC, Premier Nutrition Corporation, Premier Protein, Inc., Agricore United Holdings Inc., Dakota Growers Pasta Company, Inc., Primo Piatto, Inc. and DNA Dreamfields Company, LLC. Under the Indenture, we had previously issued $1,025,000,000 in aggregate principal amount of 7.375% Senior Notes due 2022 on February 3, 2012 and October 25, 2012, and on January 10, 2013, we completed an exchange offer pursuant to which we offered to exchange up to $1,025,000,000 in aggregate principal amount of 2022 notes, which had been registered under the Securities Act of 1933 pursuant to an effective registration statement on Form S-4, for an equal aggregate principal amount of the 2022 notes issued on February 3, 2012 and October 25, 2012 in transactions exempt from registration under the Securities Act.
Except as otherwise indicated below, the following summary applies to all of the outstanding 2022 notes, including the July notes and to the exchange notes. The term “2022 Notes” as used in this section means the exchange notes, the July notes and all of the notes issued on February 3, 2012 and October 25, 2012, in each case outstanding at any given time and issued under the Indenture and the term “July Notes” means the $350,000,000 in aggregate principal amounts of 2022 Notes issued on July 18, 2013 under CUSIP numbers 737446AD6 and U7318UAC6. The terms of the exchange notes are the same as the terms of the July Notes, except that (i) the exchange notes will be registered under the Securities Act, (ii) the exchange notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) holders of the exchange notes are not entitled to certain rights under the registration rights agreement, and (iv) the exchange notes will not contain provisions relating to an increase in any interest rate in connection with the July Notes under circumstances related to the timing of the exchange offer (referred to herein as “Special Interest”).
The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the 2022 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture. A copy of the Indenture is available upon request to the Company at the address indicated under “Where You Can Find More Information.”
A registered holder of a 2022 Note (each, a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.
Brief Description of the 2022 Notes and the Subsidiary Guarantees
The 2022 Notes
The 2022 Notes are:

•	general unsecured obligations of the Company;

•	pari passu in right of payment with the 6.75% Senior Notes due 2021 (the “2021 Notes”) and all of the Company’s other existing and future senior Indebtedness;

•	senior in right of payment to any of the Company’s and Guarantors’ future Indebtedness that is, by its terms, expressly subordinated in right of payment to the 2022 Notes;

•	structurally subordinated to all liabilities of the Company’s Subsidiaries that are not Guarantors;

•	effectively subordinated to all of the Company’s existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness; and

•	unconditionally guaranteed by the Guarantors.

The Subsidiary Guarantees
The 2022 Notes are guaranteed by each of the Company’s current and future Domestic Subsidiaries (other than the Excluded Subsidiaries). The Company’s Domestic Subsidiaries (and therefore the Guarantors) as of the date of this prospectus are Post Foods, Attune Foods, Premier Nutrition Corporation, Premier Protein, Inc., Agricore United Holdings Inc. and Dakota Growers Pasta Company, Inc. and its subsidiaries.
The Subsidiary Guarantees are:

•	general unsecured obligations of each Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of each Guarantor;

•
senior in right of payment with all existing and future Indebtedness of each Guarantor that is, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor; and

•	effectively subordinated to each Guarantor’s existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness.
The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Related to the 2022 Notes—Our being subject to certain fraudulent transfer and conveyance laws may have adverse implications for the holders of the Notes.”
As of September 30, 2013, we and our Subsidiaries, on a consolidated basis, had aggregate total outstanding Indebtedness of approximately $1,408.6 million, and, in November 2013, we issued $525.0 million principal value of 2021 Notes. The Indenture permits us and our Restricted Subsidiaries to incur additional Indebtedness, including secured Indebtedness. As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Restricted Payments,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture and will not guarantee the 2022 Notes. Under the Indenture, our Foreign Subsidiaries and Excluded Subsidiaries will not be required to guarantee the 2022 Notes. As of the date of this prospectus, we have one Foreign Subsidiary and no Excluded Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our Canadian business, which is held by our sole Foreign Subsidiary as of the date of this prospectus, accounted for approximately 5.5% of our net sales to third parties for the fiscal year ended September 30, 2013 and held approximately 2.3% of our consolidated assets as of September 30, 2013.
The Subsidiary Guarantee of a Guarantor will be automatically released:
(1)upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), in accordance with the Indenture, to any Person who is not (either before or after giving effect to the transaction) the Company or any Restricted Subsidiary;
(2)if such Guarantor merges with and into the Company, with the Company surviving such merger;
(3)if such Guarantor is designated an Unrestricted Subsidiary in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture;
(4)if we exercise our Legal Defeasance option or Covenant Defeasance option as described under “Legal Defeasance and Covenant Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “—Satisfaction and Discharge;” or
(5)if such Guarantor ceases to be a Restricted Subsidiary and such Guarantor is not otherwise required to provide a Subsidiary Guarantee of the Notes pursuant to the provisions described under “Certain Covenants—Additional Subsidiary Guarantees.”

Principal, Maturity and Interest
The Company has issued an aggregate principal amount of $350,000,000 of July Notes pursuant to the Indenture and proposed to issue the like amount of exchange notes in this exchange offer. In addition to the July Notes, the Company previously issued $1,025,000,000 in aggregate principal amount of 2022 Notes under the Indenture. The Indenture does not limit the maximum aggregate principal amount of Notes or other debt securities that the Company may issue thereunder.
From time to time after the date of this prospectus, the Company may issue additional notes (the “Additional 2022 Notes”) having substantially identical terms and conditions as the 2022 Notes. The 2022 Notes and any Additional 2022 Notes subsequently issued, would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. Any offering of Additional 2022 Notes under the Indenture is subject to the covenant described below under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”
The exchange notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2022 Notes will mature on February 15, 2022.
Interest on the 2022 Notes accrues at the rate of 7.375% per annum from the Issue Date. Interest is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2013 for the July Notes. The Company will make each interest payment to the Holders of record of the 2022 Notes on the immediately preceding February 1 and August 1 to the interest payment date.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the 2022 Notes
If a Holder has given wire transfer instructions to the Company, the Company will make, or cause to be made, all principal, premium, if any, and interest and Special Interest, if any, payments on the 2022 Notes owned by such Holder in accordance with those instructions. All other payments on the 2022 Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.
The Company will pay principal of, premium, if any, and interest and Special Interest, if any, on the 2022 Notes in global form registered in the name of The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Notes.
Paying Agent and Registrar for the 2022 Notes
The Trustee is currently the Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.
Optional Redemption
On or after February 15, 2017, we may redeem all or a part of the 2022 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the 2022 Notes) set forth below, plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Redemption Year	Price
2017	103.688%
2018	102.458%
2019	101.229%
2020 and thereafter	100.000%
If an optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name the 2022 Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose 2022 Notes will be subject to redemption by the Company.

Selection and Notice of Redemption
If less than all of the 2022 Notes are to be redeemed at any time and the 2022 Notes to be redeemed are in global form, 2022 Notes shall be selected for redemption in accordance with DTC procedures. If the 2022 Notes are not in global form, the Trustee will select 2022 Notes for redemption as follows:
(1)if the 2022 Notes are listed, in compliance with the requirements of the principal national securities exchange on which the 2022 Notes are listed; or
(2)if the 2022 Notes are not so listed, on a pro rata basis subject to adjustment for minimum denominations.
No 2022 Notes of $2,000 principal amount or less shall be redeemed in part. Notices of redemption shall be sent at least 30 but not more than 60 days before the redemption date to each Holder of 2022 Notes to be redeemed at its registered address in accordance with the Indenture. Notices of redemption may not be conditional.
If any 2022 Note is to be redeemed in part only, the notice of redemption that relates to that 2022 Note shall state the portion of the principal amount thereof to be redeemed. A new 2022 Note in principal amount equal to the unredeemed portion of the original 2022 Note will be issued in the name of the Holder thereof upon cancellation of the original 2022 Note. Any 2022 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, if the redemption price and interest and Special Interest to the redemption date have been deposited with the Trustee, interest ceases to accrue on 2022 Notes or portions of them called for redemption.
Mandatory Redemption
We are not required to make mandatory redemption payments or sinking fund payments with respect to the 2022 Notes.
Repurchase at the Option of the Holders
Offer to Repurchase upon Change of Control
If a Change of Control occurs, each Holder of 2022 Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s 2022 Notes pursuant to the “Change of Control Offer.” In the Change of Control Offer, the Company will offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of 2022 Notes repurchased plus accrued and unpaid interest and Special Interest, if any. Within 30 days following any Change of Control, the Company will send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2022 Notes on the “Change of Control Payment Date” specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 2022 Notes as a result of a Change of Control.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)accept for payment all 2022 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2022 Notes or portions thereof so tendered; and
(3)deliver or cause to be delivered to the Trustee the 2022 Notes so accepted together with an officers’ certificate stating the aggregate principal amount of 2022 Notes or portions thereof being purchased by the Company.
The Paying Agent will promptly mail to each Holder of 2022 Notes so tendered the Change of Control Payment for such 2022 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2022 Note equal in principal amount to any unpurchased portion of the 2022 Notes surrendered, if any; provided that each such new 2022 Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the 2022 Notes to require that the Company repurchase or redeem the 2022 Notes in the event of a takeover, recapitalization or similar transaction.
If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all or any of the 2022 Notes that might be delivered by Holders seeking to accept the Change of Control Offer. Future Indebtedness of the Company may contain prohibitions on certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. In addition, we cannot assure you that in the event of a Change of Control the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.
The Company will not be required to make a Change of Control Offer if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all 2022 Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given prior to the Change of Control pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement with respect to the Change of Control is in place at the time the Change of Control Offer is made.
The definition of “Change of Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of 2022 Notes to require the Company to repurchase such 2022 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Offer to Repurchase by Application of Excess Proceeds of Asset Sales
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of, as approved in good faith by the Company’s Board of Directors; and
(2)at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision only (and specifically not for the purposes of the definition of “Net Proceeds”), each of the following shall be deemed to be cash:
(i)any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2022 Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets;
(ii)any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 180 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);
(iii)the fair market value of (x) any assets (other than securities or current assets) received by the Company or any Restricted Subsidiary that will be used or useful in a Related Business, (y) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary or (z) a combination of (x) and (y); provided that the determination of the fair market value of assets or Equity Interests in excess of $50.0 million received in any transaction or series of related transactions shall be evidenced by an officers’ certificate delivered to the Trustee; and
(iv)any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) since the Issue Date that is at the time outstanding, not to exceed 2.25% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.
Within 360 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:
(A)to repay, prepay, redeem or repurchase Indebtedness (other than securities) under Credit Facilities and, if such Indebtedness is revolving credit Indebtedness, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required));
(B)to acquire Equity Interests in a Person that is engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary;
(C)to make capital expenditures constituting or with respect to long-term assets of the Company or a Restricted Subsidiary engaged in a Related Business;
(D)to acquire other assets (other than securities or current assets) that will be used or useful in a Related Business; or
(E)a combination of prepayments and investments permitted by the foregoing clauses (A), (B), (C) and (D);
provided that the Company and its Restricted Subsidiaries will be deemed to have applied such Net Proceeds pursuant to clause (B) or (D) of this paragraph, as applicable, if and to the extent that, within 360 days after the Asset Sale that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to consummate any reinvestment described in clause (B) or (D) of this paragraph, and such reinvestment is thereafter completed within 180 days after the end of such 360-day period.
Pending the final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture. Subject to the last sentence of the following paragraph, on the 361st day (as extended pursuant to the provisions in the preceding paragraph) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (A), (B), (C), (D) or (E) of the second preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B), (C), (D) or (E) of the second preceding sentence (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the 2022 Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales (the “Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the 2022 Notes and any such Pari Passu Indebtedness) an aggregate principal amount of 2022 Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount. The offer price in any Net Proceeds Offer shall be equal to 100% of the principal amount of the 2022 Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon and Special Interest, if any, to the Net Proceeds Offer Payment Date.
Notwithstanding the foregoing, if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $40.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $40.0 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $40.0 million).
Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their 2022 Notes in whole or in part in denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent that the aggregate principal amount of 2022 Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) validly tendered by the Holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, 2022 Notes of tendering Holders (and, if applicable, Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the 2022 Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the 2022 Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law.
The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of 2022 Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.
Certain Covenants
Covenant Suspension
If on any date following the Issue Date the 2022 Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture, then beginning on that day and subject to the provisions of the following paragraph, the provisions specifically listed under the following captions in this prospectus will be suspended:
“—Repurchase at the Option of the Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales,”
“—Restricted Payments,”
“—Incurrence of Indebtedness and Issuance of Preferred Stock,”
clause (a)(3) of “—Certain Covenants—Merger, Consolidation or Sale of Assets,”
“—Dividend and Other Payment Restrictions Affecting Subsidiaries” and
“—Transactions with Affiliates”
(collectively, the “Suspended Covenants”). The period during which covenants are suspended pursuant to this section is called the “Suspension Period.” The Company will notify the Trustee of the continuance and termination of any Suspension Period.
In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the first sentence of the preceding paragraph and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the 2022 Notes so that the 2022 Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under the caption “—Restricted Payments” and “—Incurrence of Indebtedness and Issuance of Preferred Stock” as though such covenant had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing and any other provision of the Indenture, the 2022 Notes or the Subsidiary Guarantees, no Default or Event of Default shall be deemed to exist under the Indenture, the 2022 Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of the Restricted Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period) or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.
Restricted Payments
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (ii) dividends or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or one or more of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its percentage ownership of the Equity Interests in such class or series of securities);
(2)purchase, repurchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary of the Company;
(3)make any principal payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the 2022 Notes or the Subsidiary Guarantees (other than the payment, purchase, repurchase, redemption, defeasance, acquisition or retirement of (i) intercompany Indebtedness between or among the Company and its Restricted Subsidiaries, and (ii) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity thereof, in each case due within one year of the date of such payment, purchase, repurchase, redemption, defeasance, acquisition or retirement); or
(4)make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(a)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;
(b)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(c)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (13) of the next succeeding paragraph), is less than the sum, without duplication, of:
(i)50% of the cumulative Consolidated Net Income (excluding any dividends or distributions included in clauses (14)(c) or (15)(c) of the definition of “Permitted Investments”) of the Company for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to and ending on the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company after the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than any net proceeds or assets received in connection with the contribution of assets pursuant to the Separation Agreement) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
(iii)to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus
(iv)50% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company or any Restricted Subsidiary from any distribution or dividend (other than a return of capital) from an Unrestricted Subsidiary (whether or not such dividend or distribution is included in the calculation of Consolidated Net Income); plus
(v)upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (x) the fair market value of the Company’s Investment in such Subsidiary as of the date of redesignation and (y) such fair market value as of the date such Subsidiary was originally designated as an Unrestricted Subsidiary.
The preceding provision will not prohibit:
(1)the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of any redemption notice related thereto, if at said date of declaration or notice such payment would have complied with the provisions of the Indenture;
(2)the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(3)the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement, employment agreement, severance agreement or other executive compensation arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to subsequent calendar years, commencing with 2013; provided that the aggregate purchase price for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $7.5 million in any calendar year);
(5)the repurchase of Equity Interests deemed to occur (i) upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;
(6)payments to holders of the Company’s capital stock in lieu of the issuance of fractional shares of its Capital Stock;
(7)the redemption, repurchase, retirement, defeasance or other acquisition of Disqualified Stock of the Company in exchange for Disqualified Stock of the Company that is permitted to be issued as described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”
(8)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Offer to Repurchase upon Change of Control” and “Repurchase at the Option of Holders—Offer to Repurchase by Application of

Excess Proceeds of Asset Sales;” provided that all 2022 Notes validly tendered by Holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value;
(9)the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;
(10)Restricted Payments made as part of the Transactions;
(11)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;
(12)the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Company pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a senior financial officer of the Company); and
(13)other Restricted Payments in an aggregate amount under this clause (13) since the Issue Date not to exceed the greater of $100.0 million and 3.5% of Consolidated Total Assets (determined as of the date of any Restricted Payment pursuant to this clause (13));
provided that in the case of clauses (4) and (11), no Default shall have occurred and be continuing.
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the fair market value of any assets or securities that are required to be valued by this covenant exceed $25.0 million, then the fair market value shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.
Incurrence of Indebtedness and Issuance of Preferred Stock
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)the incurrence by the Company and its Restricted Subsidiaries of Indebtedness, letters of credit and bankers’ acceptances under Credit Facilities in an aggregate amount at any time outstanding as of any date of incurrence of any such Indebtedness (with letters of credit and bankers’ acceptances being deemed to have an amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of:
(i)the greater of $600.0 million or the Borrowing Base, less (a) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness and permanently reduce commitments under Credit Facilities pursuant to the covenant described above under the caption “—Repurchase at the Option of the Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales” and (b) the aggregate amount of Indebtedness incurred pursuant to clause (15) outstanding as of the date of any incurrence pursuant to this clause (1); or

(ii)$350.0 million;
(2)the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;
(3)the incurrence by the Company and the Guarantors of Indebtedness represented by the 2022 Notes and Subsidiary Guarantees;
(4)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (4), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $35.0 million and 1.25% of Consolidated Total Assets (determined as of the date of incurrence);
(5)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred under clauses (2), (3) or (4) above, this clause (5), clauses (13), (14) or (16) below or pursuant to the first paragraph of this covenant;
(6)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, however, that:
(a)if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2022 Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and
(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Hedging Obligations that are not entered into for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
(8)the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so Guaranteeing such Indebtedness;
(9)the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(10)the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers’ compensation claims, payment obligations in connection with self-insurance, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; provided that the underlying obligation to perform is that of the Company and its Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; provided further that such underlying obligation is not in respect of borrowed money;
(11)the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or similar Obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary; provided that (a) any amount of such Obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (11) and (b) the maximum aggregate liability in respect of all such Obligations outstanding under this clause (11) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;
(12)Indebtedness incurred under commercial letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness); or Indebtedness of the Company or any of its Restricted Subsidiaries under letters of credit and bank guarantees backstopped by letters of credit under the Credit Facilities;
(13)the incurrence by any Foreign Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed the greater of $50.0 million and 1.75% of Consolidated Total Assets (determined as of the date of incurrence);
(14)the incurrence by the Company or any of its Restricted Subsidiaries of any Attributable Indebtedness in an aggregate principal amount at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (14), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed the greater of $35.0 million and 1.25% of Consolidated Total Assets (determined as of the date of incurrence);
(15)Indebtedness in respect of Receivables Program Obligations;
(16)the incurrence of Acquired Debt or other Indebtedness incurred in connection with, or in contemplation of, an acquisition (including by way of merger or consolidation) by the Company or any of its Restricted Subsidiaries; provided that after giving pro forma effect to such acquisition, either (a) the Company or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (b) the Company would have a Fixed Charge Coverage Ratio immediately following such acquisition and incurrence that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such acquisition and incurrence;
(17)Indebtedness incurred by the Company or any Restricted Subsidiary of the Company to the extent that the net proceeds thereof are promptly deposited to defease, redeem or to satisfy and discharge the 2022 Notes;
(18)Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(19)Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business;
(20)Indebtedness representing deferred compensation to employees of the Company and its Restricted Subsidiaries incurred in the ordinary course of business;
(21)cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(22)the Ralcorp Obligations; and
(23)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (23), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (23), not to exceed the greater of $50.0 million and 1.75% of Consolidated Total Assets (determined as of the date of incurrence).
The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in the right of payment to the 2022 Notes and the applicable Subsidiary Guarantee on substantially the same terms. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or secured by a junior priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior priority Liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority Liens.
For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this covenant. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding the foregoing, any Indebtedness outstanding pursuant to the Bank Credit Facilities on the date of the Indenture will be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Debt.”
Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred, or any Indebtedness outstanding pursuant to the clause or clauses of the definition of Permitted Debt under which such Indebtedness is being incurred, is denominated in a different currency, the amount of any such Indebtedness being incurred and such outstanding Indebtedness, if any, will in each case be the U.S. Dollar Equivalent determined on the date any such Indebtedness was incurred, in the case of term Indebtedness, or first committed or first incurred (whichever yields the lower U.S. Dollar Equivalent), in the case of revolving credit Indebtedness, which U.S. Dollar Equivalent will be reduced by any repayment on such Indebtedness in proportion to the reduction in principal amount; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) if the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Debt is incurred.
Liens
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any property or asset now owned or hereafter acquired or on any income or profits therefrom other than, in each case, Permitted Liens, unless the 2022 Notes and the Subsidiary Guarantees, as applicable, are
(1)in the case of any Lien securing an Obligation that ranks pari passu with the 2022 Notes or a Subsidiary Guarantee, effective provision is made to secure the 2022 Notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such Obligation with a Lien on the same properties or assets of the Company or such Restricted Subsidiary, as the case may be; and
(2)in the case of any Lien securing an Obligation that is subordinated in right of payment to the 2022 Notes or a Subsidiary Guarantee, effective provision is made to secure the 2022 Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same properties or assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation.

Notwithstanding the foregoing, any Lien securing the 2022 Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except payment in full made with the proceeds from the foreclosure, sale or other realization from an enforcement on the collateral by the holders of the Indebtedness described above of their Lien), (b) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien in each case in accordance with the terms of the Indenture, (c) payment in full of the principal of, and accrued and unpaid interest, if any, on the 2022 Notes, or (d) a defeasance or discharge of the 2022 Notes in accordance with the procedures described below under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge”.
Dividend and Other Payment Restrictions Affecting Subsidiaries
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;
(2)make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or
(3)transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)agreements governing Existing Indebtedness and the Bank Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the Issue Date;
(2)the Indenture, the 2022 Notes and the related Subsidiary Guarantees;
(3)applicable law, rule, regulation or administrative or court order;
(4)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(5)customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business;
(6)purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;
(7)any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending the closing of such sale or other disposition;
(8)agreements governing Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)any agreement creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “—Liens,” to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(11)customary restrictions on a Receivables Subsidiary and Receivables Program Assets effected in connection with a Qualified Receivables Transaction;
(12)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13)in the case of the provision described in clause (3) of the first paragraph of this covenant: (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (b) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;
(14)existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;
(15)existing under, by reason of or with respect to Indebtedness of the Company or a Restricted Subsidiary not prohibited to be incurred under the Indenture; provided that (a) such encumbrances or restrictions are customary for the type of Indebtedness being incurred and the jurisdiction of the obligor and (b) such encumbrances or restrictions will not affect in any material respect the Company’s or any Guarantor’s ability to make principal and interest payments on the 2022 Notes, as determined in good faith by the Company;
(16)agreements governing Indebtedness incurred in compliance with clause (4) of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock,” provided that such encumbrances or restrictions apply only to assets financed with the proceeds of such Indebtedness; and
(17)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive as a whole with respect to such encumbrances or restrictions than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Merger, Consolidation or Sale of Assets
The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis) to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in sale, assignment transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of Persons unless:
(1)either:
(a)the Company shall be the surviving or continuing corporation or
(b)the Person formed by or surviving such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation, limited liability company, partnership (including a limited partnership) or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (provided that if such Person is not a corporation, (i) a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, or (ii) a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, is a co-issuer of the 2022 Notes or becomes a co-issuer of the 2022 Notes in connection therewith);

(2)the Surviving Entity, if applicable expressly assumes, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest and Special Interest, if any, on all of the 2022 Notes and the performance of every covenant of the 2022 Notes and the Indenture on the part of the Company to be performed or observed;
(3)immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (2) above (including giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or the Surviving Entity, as the case may be, shall be (a) able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition; provided, however, that this clause (3) shall not apply during any Suspension Period;
(4)immediately after giving effect to such transaction or series of transactions and the assumption contemplated by clause (2) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and
(5)the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.
Notwithstanding the foregoing, any merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to clause (3) of the immediately preceding paragraph. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the 2022 Notes with the same effect as if such Surviving Entity had been named as such and the Company shall be released from its obligations under the Indenture and the 2022 Notes; provided, however, that the Company shall not be released from its obligations under the Indenture or the 2022 Notes in the case of a lease.
Each Guarantor will not, and the Company will not cause or permit any Guarantor to, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Guarantor unless:
(1)if the Guarantor was a corporation or limited liability company under the laws of the United States, any State thereof or the District of Columbia, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia;
(2)such entity assumes by supplemental indenture all of the obligations of the Guarantor under its Subsidiary Guarantee;
(3)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(4)immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(3) of this covenant; provided, however, that this clause (4) shall not apply during any Suspension Period.
Notwithstanding the foregoing, the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is automatically released from its Subsidiary Guarantee in accordance with the provisions described under the last paragraph of “Brief Description of the 2022 Notes and the Guarantees—The Subsidiary Guarantees.”
Transactions with Affiliates
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $5.0 million, unless:
(1)such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary with a Person who is not an Affiliate of the Company or such Restricted Subsidiary; and
(2)the Company delivers to the Trustee:
(a)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant;
(b)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and
(c)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to the Company or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)transactions between or among the Company and/or its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;
(2)Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;
(3)reasonable fees and compensation paid to (including issuances and grants of Equity Interests of the Company, employment agreements and stock option and ownership plans for the benefit of), and indemnity and insurance provided on behalf of, current, former or future officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business;
(4)transactions pursuant to any agreement in effect on the Issue Date and disclosed in the prospectus dated January 27, 2012 for the sale of the 2022 Notes (including by incorporation by reference), as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date;
(5)loans or advances to employees and officers of the Company and its Restricted Subsidiaries permitted by clause (8) of the definition of “Permitted Investments”;
(6)any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company, directly or through any of its Restricted Subsidiaries, owns an equity interest in or otherwise controls such Person; provided that no Affiliate of the Company or its Restricted Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such Person;
(7)any service, purchase, lease, supply or similar agreement entered into in the ordinary course of business (including, without limitation, pursuant to any joint venture agreement) between the Company or any Restricted

Subsidiary and any Affiliate that is a customer, client, supplier, purchaser or seller of goods or services, so long as the Company determines in good faith that any such agreement is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arms’-length transaction with an entity that is not an Affiliate;
(8)the issuance and sale of Qualified Capital Stock;
(9)any transaction effected in connection with a Qualified Receivables Transaction;
(10)pledges of equity interests of Unrestricted Subsidiaries;
(11)the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future;
(12)transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the previous paragraph of this covenant;
(13)any contribution to the common equity capital of the Company; and
(14)the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will either reduce the amount available for Restricted Payments under the first paragraph under the caption “—Certain Covenants—Restricted Payments” or be a Permitted Investment, as applicable. The amount of all such outstanding Investments will be the aggregate fair market value of such Investments at the time of the designation. The designation will not be permitted if such Investment would not be permitted as a Restricted Payment or Permitted Investment at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.”
If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant.
The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Notwithstanding the foregoing, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary during any Suspension Period.
Additional Subsidiary Guarantees
If, after the date of the Indenture, the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary), then that newly acquired or created Domestic Subsidiary will become a Guarantor and, within 20 Business Days of the date on which it was acquired or created, the Company shall cause such Restricted Subsidiary to:
(i)execute and deliver to the Trustee (a) a supplemental indenture substantially in the form attached as an exhibit to the Indenture pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the 2022 Notes and the Indenture, (b) a notation of guarantee in respect of its Subsidiary Guarantee and (c) a joinder to the Registration Rights Agreement, if applicable; and
(ii)deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.
Limitation on Sale and Leaseback Transactions
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
(1)the Company or such Restricted Subsidiary would be entitled to:
(a)incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(b)create a Lien on such property securing such Attributable Indebtedness without also securing the 2022 Notes or the applicable Subsidiary Guarantee pursuant to the covenant described under “—Liens”;
(2)the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an officers’ certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and
(3)such Sale and Leaseback Transaction is effected in compliance with the covenant described under “—Repurchase at the Option of Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales.”
Clause 1(a) above shall not apply during any Suspension Period.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any 2022 Notes are outstanding, the Company will furnish to the Trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:
(1)all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
(2)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
If at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
In addition, the Company and the Guarantors agree that, for so long as any 2022 Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish or make available to the Holders of 2022 Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Further, the Company agrees that, for so long as any 2022 Notes remain outstanding, within 10 business days after furnishing or making available to the Trustee (or filing with the SEC for public availability) the annual and quarterly reports required by clause (1) of the first paragraph of this “Reports” covenant, it will hold a conference call to discuss such reports and the results of operations for the relevant reporting period.
Notwithstanding anything herein to the contrary, any failure to comply with this covenant shall be automatically cured when the Company provides all required reports to the Trustee or Holders of 2022 Notes, as applicable, or files all required reports with the SEC.
Events of Default and Remedies
Each of the following is an Event of Default:
(1)default for 30 consecutive days in the payment when due of interest and Special Interest, if any, on the 2022 Notes;
(2)default in payment when due of the principal of or premium, if any, on the 2022 Notes (including default in payment when due in connection with the purchase of 2022 Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);
(3)failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets” for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the 2022 Notes;
(4)a default in the observance or performance of any other covenant or agreement contained in the Indenture or the 2022 Notes, which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the 2022 Notes;
(5)a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary of the Company) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(a)(i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to express maturity; and
(b)in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million, or more;
(6)failure by the Company or any of its Restricted Subsidiaries to pay non-appealable final judgments aggregating in excess of $35.0 million (excluding amounts covered by insurance or bonded) which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Subsidiary Guarantee if, and only if, in each such case, such default continues for 10 days; or
(8)certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries (or group of Restricted Subsidiaries) that is a Significant Subsidiary.
If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the 2022 Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the 2022 Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of, accrued and unpaid interest and Special Interest, if any, on the 2022 notes shall immediately become due and payable.
If an Event of Default specified in clause (8) above occurs and is continuing with respect to the Company, then all unpaid principal of, and premium, if any, accrued and unpaid interest and Special Interest, if any, on all of the 2022 Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Indenture provides that, at any time after a declaration of acceleration with respect to the 2022 Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the 2022 Notes may rescind and cancel such declaration and its consequences:
(1)if the rescission would not conflict with any judgment or decree;
(2)if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(3)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
(4)if we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The Holders of a majority in principal amount of the 2022 Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, interest on or Special Interest, if any, on, any 2022 Notes.
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding 2022 Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No single Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless (1) such Holder has notified the Trustee of a continuing Event of Default; (2) the Holders of at least 25% in aggregate principal amount of the 2022 Notes have made written request, and offered such reasonable indemnity as the Trustee may require, to the Trustee to institute such proceeding; (3) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee; and (4) within such 60-day period, the Trustee has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding 2022 Notes. Such limitations will not apply, however, to a suit instituted by the Holder of a 2022 Note for the enforcement of the payment of the principal of, premium, if any, interest on, or Special Interest, if any, on, such 2022 Note on or after the respective due dates therefor.
Under the Indenture, we will be required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof; provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the 2022 Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2022 Notes by accepting a 2022 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2022 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2022 Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:
(1)the rights of Holders of outstanding 2022 Notes to receive payments in respect of the principal of, premium, if any, and interest or Special Interest, if any, on such 2022 Notes when such payments are due from the trust referred to below;
(2)the Company’s obligations with respect to the 2022 Notes concerning issuing temporary 2022 Notes, registration of 2022 Notes, mutilated, destroyed, lost or stolen 2022 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and
(4)the Legal Defeasance provisions of the Indenture.
In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the 2022 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2022 Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2022 Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, interest and Special Interest, if any, on, the outstanding 2022 Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the 2022 Notes are being defeased to maturity or to a particular redemption date;
(2)in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding 2022 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding 2022 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Indenture or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such default under the Indenture resulting solely from the borrowing of funds to be applied to such deposit);
(6)the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of 2022 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(7)the Company must deliver to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the 2022 Notes, as expressly provided for in the Indenture) as to all outstanding 2022 Notes when either:
(1)either:
(a)all the 2022 Notes theretofore authenticated and delivered (except lost, stolen or destroyed 2022 Notes which have been replaced or paid and 2022 Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from their trust as provided in the Indenture) have been delivered to the Trustee for cancellation, or
(b)all of the 2022 Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness (including all principal, accrued interest and Special Interest, if any) on the 2022 Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, accrued interest and Special Interest, if any, to the date of maturity or redemption, as the case may be;
(2)no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(3)the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture; and
(4)The Company has delivered irrevocable instructions to the Trustee to apply such funds to the payment of the 2022 Notes at maturity or redemption, as the case may be.
In addition, the Company must deliver to the Trustee an officers’ certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the Indenture, the 2022 Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2022 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2022 Notes) and, subject to certain exceptions, any past Default or Event of Default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in principal amount of the 2022 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2022 Notes).
Without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2022 Notes held by a non-consenting Holder):

(1)reduce the principal amount of 2022 Notes whose Holders must consent to an amendment, supplement or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the 2022 Notes;
(2)reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any 2022 Notes;
(3)reduce the principal of or change or have the effect of changing the fixed maturity of any 2022 Notes or alter or waive the provisions with respect to the redemption of the 2022 Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of the Holders”);
(4)make any 2022 Notes payable in money other than that stated in the 2022 Notes;
(5)make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payment of principal of, interest, Special Interest, if any, or premium, if any, on the 2022 Notes on or after the due date thereof or to bring suit to enforce such payment;
(6)change the price payable by the Company for 2022 Notes repurchased pursuant to the provisions described above under “—Offer to Repurchase upon Change of Control” and “—Offer to Repurchase by Application of Excess Proceeds of Asset Sales” or after the occurrence of a Change of Control, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto;
(7)waive a Default or Event of Default in the payment of principal of, interest, Special Interest, if any, or premium on, the 2022 Notes; provided that this clause (7) shall not limit the right of the Holders of at least a majority in aggregate principal amount of the outstanding 2022 Notes to rescind and cancel a declaration of acceleration of the 2022 Notes following delivery of an acceleration notice as described above under “—Events of Default and Remedies”;
(8)release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except as permitted by the Indenture;
(9)contractually subordinate the 2022 Notes or the Subsidiary Guarantees to any other Indebtedness; or
(10)make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any Holder of 2022 Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the 2022 Notes:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated 2022 Notes in addition to or in place of certificated 2022 Notes;
(3)to provide for the assumption of the Company’s obligations to Holders of 2022 Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;
(4)to make any change that would provide any additional rights or benefits to the Holders of 2022 Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect;
(5)to add any Person as a Guarantor;
(6)to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(7)to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Subsidiary Guarantee;
(8)to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;
(9)to secure all of the 2022 Notes;
(10)to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;
(11)to conform the text of the Indenture, the 2022 Notes or the Subsidiary Guarantees to any provision of this “Description of the Exchange 2022 Notes” to the extent that such provision in the “Description of the Exchange 2022

Notes” was intended to be a verbatim recitation of a provision in the Indenture, the 2022 Notes or the Subsidiary Guarantees;
(12)to provide for the issuance of additional 2022 Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; and
(13)to comply with the provisions of DTC or the Trustee with respect to the provisions in the Indenture and the 2022 Notes relating to transfers and exchanges of 2022 Notes or beneficial interests in 2022 Notes.
The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of 2022 Notes given in connection with a tender of such Holder’s 2022 Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to send to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all of the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Concerning the Trustee
The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder of 2022 Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it come a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.
Registration Rights; Special Interest
The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of July Notes.
The Company, the Guarantors and representatives of the initial purchasers entered into the Registration Rights Agreement as of July 18, 2013. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the holders of Entitled Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement) who are able to make certain representations the opportunity to exchange their Entitled Securities for exchange notes.
If:
(1)The Company and the Guarantors are not
(a)required to file the Exchange Offer Registration Statement; or
(b)permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or
(2)any holder of Entitled Securities notifies the Company prior to the 20th business day following consummation of the Exchange Offer that:
(a)it is prohibited by law or SEC policy from participating in the Exchange Offer;
(b)it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)it is a broker-dealer and owns July Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the Registration Rights Agreement) to cover resales of the July Notes by the Holders of the July Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.
For purposes of the preceding, “Entitled Securities” means each July Note until the earliest to occur of:
(1)the date on which such July Note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;
(2)following the exchange by a broker-dealer in the Exchange Offer of a July Note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;
(3)the date on which such July Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or
(4)the date on which such July Note is actually sold pursuant to Rule 144 under the Securities Act; provided that a July Note will not cease to be an Entitled Security for purposes of the Exchange Offer by virtue of this clause (4).
The Registration Rights Agreement provides that:
(1)the Company and the Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to May 4, 2014;
(2)the Company and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to July 13, 2014;
(3)unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company and the Guarantors will:
(a)commence the Exchange Offer; and
(b)use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all July Notes tendered prior thereto in the Exchange Offer; and
(4)if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use all commercially reasonable efforts (a) to file the Shelf Registration Statement with the SEC on or prior to the later of (i) 45 days after such filing obligation arises and (ii) May 4, 2014 and (b) to cause the Shelf Registration to be declared effective by the SEC on or prior to the later of (i) 90 days after such obligation arises and (ii) July 13, 2014.
If:
(1)the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;
(2)any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);
(3)the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement (or longer, if required by applicable securities laws); or
(4)the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the applicable periods specified in the Registration Rights Agreement, except as permitted therein (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company and the Guarantors will pay Special Interest to each holder of Entitled Securities until all Registration Defaults have been cured.
With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid at a rate of 0.25% per annum of the principal amount of Entitled Securities outstanding. The rate of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding.

All accrued Special Interest will be paid by the Company and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated July Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
On the date of cure of all Registration Defaults, the accrual of Special Interest will cease.
Holders of July Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their July Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Entitled Securities, a holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of July Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company. We will notify the Trustee and the paying agent in writing of any Special Interest that has become due and payable within ten business days in the event of a Registration Default, indicating the date from which Special Interest will accrue and the Trustee will forward such notice on behalf of the Company to the holders. Within ten business days after all Registration Defaults have been cured, we will notify the Trustee and the paying agent in writing, specifying the last date of any accrued Special Interest (and the Trustee will forward such notice on behalf of the Company to the holders).
The Registration Rights Agreement provides that we may delay the filing or the effectiveness of the Shelf Registration Statement (if any) and shall not be required to maintain the effectiveness thereof or amend or supplement such Registration Statement in the event that, and for a period of time (a “Blackout Period”) not to exceed an aggregate of 90 days in any twelve-month period, maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to filing such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving Post or any of our consolidated subsidiaries that would materially interfere with such transaction or negotiations or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable, (ii) require the public disclosure of material non-public information concerning Post at a time when our directors and executive officers are restricted from trading in Post’s securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of Post. No Special Interest shall accrue during any Blackout Period.
Governing Law
The Indenture provides that it and the outstanding 2022 Notes are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Acquired Debt” means, with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional 2022 Notes” means notes, if any, issued under the Indenture after the Issue Date and forming a single class of securities with the 2022 Notes. The July Notes were the second issuance of Additional Notes under the Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:
(1)the sale, lease, conveyance or other disposition of any assets or rights, including by means of a Sale and Leaseback Transaction; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of the Holders—Offer to Repurchase upon Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the “—Repurchase at the Option of the Holders— Offer to Repurchase by Application of Excess Proceeds of Asset Sales” covenant; and
(2)the issuance or sale of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
(1)any single transaction or series of related transactions that involves assets (including, if applicable, the Equity Interests of a Restricted Subsidiary) having an aggregate fair market value of less than $25.0 million;
(2)a transfer of assets or rights between or among the Company and its Restricted Subsidiaries;
(3)sales of inventory in the ordinary course of business;
(4)an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(5)any Permitted Investment or any Restricted Payment, in each case, that is permitted by the covenant described above under the caption “Certain Covenants—Restricted Payments;”
(6)a disposition of products, services, equipment or inventory in the ordinary course of business or a disposition of damaged or obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;
(7)the grant of Liens (or foreclosure thereon) permitted by the covenant described under “—Certain Covenants—Liens;”
(8)the sale or transfer of Receivables Program Assets or rights therein in connection with a Qualified Receivables Transaction;
(9)the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other litigation claim in the ordinary course of business;
(10)the sale or other disposition of cash or Cash Equivalents;
(11)grants of licenses or sublicenses of intellectual property of the Company or any of its Restricted Subsidiaries to the extent not materially interfering with the business of the Company and its Restricted Subsidiaries;
(12)any exchange of like-kind property pursuant to Section 1031 of the Code that are used or useful in a Permitted Business;
(13)the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(14)the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company or any of its Restricted Subsidiaries are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and
(15)condemnations or any similar action on assets.
“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value of the total Obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determine in accordance with the definition of “Capital Lease Obligation.”

“Bank Credit Facilities” means the Company’s senior secured revolving and term loan credit facilities, entered into on February 3, 2012, by and among the Company, Post Foods, as guarantor, and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time. Subsequent to the Issue Date, the Company repaid the term loan credit facility and, effective July 18, 2013, terminated the credit facility.
“Beneficial Owner “ has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
“Board of Directors” means:
(1)with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members, managers or the Board of Directors thereof; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base” means as of any date, an amount, determined on a consolidated basis and in accordance with GAAP, equal to the sum of (i) 70% of the aggregate book value of inventory plus (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.
“Business Day” means a day other than a Saturday, Sunday or other day on which the Trustee or banking institutions in New York are authorized or required by law to close.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means:
(a)marketable direct Obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
(b)certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(c)commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;
(d)repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 7 days, with respect to securities of the type described in clause (a) of this definition;
(e)securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s; or
(f)money market mutual or similar funds that invest at least 95% of their assets in securities satisfying the requirements of clauses (a) through (e) of this definition.
“Change of Control” means the occurrence of any of the following:
(1)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder;
(2)the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that an entity that conducts no other material activities other than holding Equity Interests in the Company or any direct or indirect parent of the Company and has no other material assets or liabilities other than such Equity Interests will not itself be considered a “person” for purposes of this clause (3); or
(4)the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
“Change of Control Payment Date” has the meaning assigned to that term in the Indenture governing the 2022 Notes.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)consolidated net interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Transaction, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
(3)depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, write-offs, write-downs or impairment charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
(4)non-cash losses and expenses resulting from fair value accounting (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) to the extent deducted in computing such Consolidated Net Income; plus
(5)unrealized losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard shall be excluded; minus
(6)non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided that:
(1)the net income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(2)the net income (or loss) for such period of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the specified Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) made by such Person that is a not a Restricted Subsidiary to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(3)the cumulative effect of a change in accounting principles shall be excluded;
(4)income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;
(5)any gain (or loss) realized upon the sale or other disposition of assets of such Person or its consolidated Subsidiaries, other than a sale or disposition in the ordinary course of business, and any gain (or loss) realized upon the sale or disposition of any Capital Stock of any Person shall be excluded;
(6)any impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) or as a result of a change in law or regulation, in each case pursuant to GAAP, shall be excluded;
(7)any non-cash compensation expense realized from employee benefit plans or postemployment benefit plans, grants of stock appreciation, restricted stock or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(8)all extraordinary, unusual or non-recurring charges, gains and losses (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including all fees, commissions, expenses and other similar charges of accountants, attorneys, brokers and other financial advisors related thereto and cash severance payments made in connection with acquisitions, any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock and any premiums, fees and expenses paid in connection with the Transactions), together with any related provision for taxes, shall be excluded;
(9)inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions shall be excluded; and
(10)in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.
“Consolidated Senior Secured Leverage Ratio” means, with respect to any specified Person for any period, the ratio of (i) Senior Secured Indebtedness of such Person on such date to (ii) Consolidated Cash Flow for the period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date of the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made (for purposes of this definition, the “Consolidated Senior Secured Leverage Ratio Reference Period”). In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchase, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock, in each case, subsequent to the commencement of the Consolidated Senior Secured Leverage Ratio Reference Period and on or prior to the date of the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made (for purposes of this definition, the “Consolidated Senior Secured Leverage Ratio Calculation Date”), then the Consolidated Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the Consolidated Senior Secured Leverage Ratio Reference Period.
In addition, the Consolidated Senior Secured Leverage Ratio shall be determined with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“Consolidated Total Assets” means, as of any date of determination, the consolidated total assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company then available, after giving pro forma effect for acquisitions or dispositions of Persons, divisions or lines of business that occurred on or after such balance sheet date and on or prior to such date of determination.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1)was a member of such Board of Directors on the date of the Indenture; or
(2)was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
Without limiting the generality of the foregoing, “Continuing Director” shall include one or more directors or nominees who are part of a dissident slate of directors in connection with a proxy contest, which director or nominee is approved by the Company’s Board of Directors as a Continuing Director, even if such Board of Directors opposed or opposes the directors for purposes of such proxy contest.
“Credit Facility” means, with respect to the Company or any of its Restricted Subsidiaries:
(1)the Bank Credit Facilities; and
(2)one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities, indentures, note purchase agreements or other agreements) providing for revolving credit loans, term loans, debt securities, letters of credit, bankers’ acceptances or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder (provided that such increase in borrowings is permitted under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.
“Default “ means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, executed by the principal executive officer or the principal financial officer of the Company, less the amount of cash and Cash Equivalents received in connection with a sale or collection of such Designated Noncash Consideration.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the 2022 Notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale or as a result of the bankruptcy, insolvency or similar event of the issuer shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem such Capital Stock pursuant to such provision unless such repurchase or redemption complies with the covenant described under the caption “—Certain Covenants—Restricted Payments.” Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Domestic Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any State thereof or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or its Domestic Subsidiaries.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private sale for cash by the Company of its Common Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.
“Excluded Subsidiary” means any Domestic Subsidiary that is designated by the Company as an “Excluded Subsidiary” pursuant to an officers’ certificate delivered to the Trustee; provided that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:
(1)(a) the Consolidated Total Assets of such Subsidiary is less than 2.25% of the Company’s Consolidated Total Assets and (b) such Subsidiary does not guarantee or otherwise provide direct credit support for any Indebtedness of the Company or its Domestic Subsidiaries; provided that the Consolidated Total Assets of all Domestic Subsidiaries that would otherwise be deemed Excluded Subsidiaries under this clause (1)(a) shall not exceed 6.00% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries; or
(2)such Subsidiary is a Receivables Subsidiary.

“Existing Indebtedness” means any Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Bank Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period (for purposes of this definition, the “Reference Period”), the ratio of Consolidated Cash Flow of such Person for the Reference Period to the Fixed Charges of such Person for the Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchase, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock, in each case, subsequent to the commencement of the Reference Period and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the Reference Period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period;
(2)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and
(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and may include, without duplication, cost savings, synergies and operating expense reductions resulting from such transaction that have been realized or are expected, in the reasonable judgment of such financial or accounting officer as set forth in an officers’ certificate, to be realized within twelve months of the effective date of such transaction. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an officers’ certificate, to reflect all adjustments included in the calculation of Adjusted EBITDA as set forth in footnotes (6) and (7) to the “Summary Historical and Pro Forma Consolidated Financial Data” included in the confidential prospectus dated January 27, 2012 relating to the sale of the 2022 Notes to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offering rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1)the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs; plus
(2)the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(4)the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus
(5)interest income.
“Foreign Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was not formed under the laws of the United States of America or any state thereof.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that leases will be accounted for using the generally accepted accounting principles in the United States of America in effect on the Issue Date and any changes in the accounting for leases after the Issue Date will be disregarded.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
“Guarantors” means:
(1)each Domestic Subsidiary of the Company on the date of the Indenture (other than the Excluded Subsidiaries until such Domestic Subsidiaries no longer qualify as Excluded Subsidiaries); and
(2)any other Subsidiary of the Company that executes a Subsidiary Guarantee and related supplemental indenture in accordance with the provisions of the Indenture;
and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of the Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:
(i)all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding (A) any trade payables or other current liabilities incurred in the ordinary course of business and (B) any earn-out obligations until such obligation becomes liability on the balance sheet of such Person in accordance with GAAP;
(ii)all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including purchase-money obligations);
(iii)all Obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities (including reimbursement obligations with respect thereto, except to the extent such reimbursement Obligation relates to a trade payable) issued for the account of such Person;

(iv)all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);
(v)all Capital Lease Obligations of such Person;
(vi)the maximum fixed redemption, repayment or other repurchase price of Disqualified Stock in such Person at the time of determination;
(vii)any Hedging Obligations of such Person at the time of determination (the amount of any such Obligations to be equal to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time);
(viii)any Attributable Indebtedness; and
(ix)all Obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed, directly or indirectly, or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds or (B) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions.
For purposes of the foregoing:
(a)the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock;
(b)the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;
(c)in the case of any Indebtedness not issued with original issue discount, the amount of any such Indebtedness outstanding as of any date will be the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due;
(d)the amount of any Indebtedness described in clause (ix)(A) above shall be the maximum liability under any such Guarantee;
(e)the amount of any Indebtedness described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the Obligations so secured and (II) the fair market value of such property or other assets; and
(f)except as described in clause (e) above, interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.
Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any assets or business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.
“Investment Grade Rating” means, a debt rating of the 2022 Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P and Moody’s or, in the event S&P or Moody’s shall cease rating the 2022 Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.
“Investments ” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), prepaid expenses and accounts receivable, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption “Certain Covenants—Restricted Payments.”
“Issue Date” means February 3, 2012.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.
“Moody’s “ means Moody’s Investors Service, Inc. or any successor rating agency.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of all costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking fees and broker fees, and sales and underwriting commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, any costs associated with unwinding any related Hedging Obligations in connection with such repayment and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Recourse Debt” means Indebtedness:
(1)as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2)default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the 2022 Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
“2022 Notes” means the Company’s 7.375% Senior 2022 Notes, due 2022 issued under the Indenture, including the July Notes and the exchange notes.
“Obligations “ means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, including special interest, Guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.
“Opinion of Counsel” means a written opinion from legal counsel, who may be internal or external counsel for the Company, or other counsel reasonably acceptable to the Trustee, complying with certain provisions in the Indenture.
“Permitted Holder” means (a) William P. Stiritz, (b) any of his immediate family members or (c) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50.1% or more controlling interest of which consist of William P. Stiritz and/or his immediate family members.

“Permitted Investments” means:
(1)any Investment in the Company or in a Restricted Subsidiary of the Company;
(2)any Investment in cash or Cash Equivalents;
(3)any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Related Business, if as a result of such Investment:
(a)such Person in one transaction or a series of related transactions becomes a Restricted Subsidiary of the Company; or
(b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Repurchase at the Option of Holders— Offer to Repurchase by Application of Excess Proceeds of Asset Sales”;
(5)any Investments by the Company or any Restricted Subsidiary in a Receivables Subsidiary or a Special Purpose Vehicle or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Subsidiary or a Special Purpose Vehicle is in the form of a Purchase Money Note or an Equity Interest or in the form of a purchase of Receivables and Receivables Related Assets pursuant to a Receivables Repurchase Obligation;
(6)any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(7)Investments in accounts or 2022 Notes receivable owing to the Company or any Restricted Subsidiary acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(8)loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;
(9)Investments in securities received in settlement of Obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;
(10)workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;
(11)commission, payroll, travel and similar advances to employees in the ordinary course of business;
(12)Hedging Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and not for speculative purposes and otherwise in compliance with this Indenture;
(13)Investments represented by Guarantees of Indebtedness that are otherwise permitted under this Indenture and performance guarantees in the ordinary course of business;
(14)Investments in joint ventures having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at any time outstanding, not to exceed the greater of (a) $50.0 million and (b) 1.75% of Consolidated Total Assets, less the aggregate fair market value of Investments made pursuant to clause 15(b) below (measured on the date each such Investment was made and without giving effect to subsequent changes in value), plus (c) 100% of the aggregate cash dividends and distributions received by the Company or any Restricted Subsidiary from any such Investments that are at any time outstanding pursuant to this clause (14);
(15)other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other

Investments made pursuant to this clause (15) that are at any time outstanding, not to exceed (a) the greater of (i) $50.0 million and (ii) 1.75% of Consolidated Total Assets plus (b) the then current amount available for Investments pursuant to clause (14) above plus (c) 100% of the aggregate cash dividends and distributions received by the Company or any Restricted Subsidiary from any such Investments that are at any time outstanding pursuant to this clause (15);
(16) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(17)any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended; and
(18)Investments in the 2022 Notes.
“Permitted Liens” means:
(1)Liens securing Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to clause (1) of the definition of “Permitted Debt”;
(2)Liens securing Indebtedness of the Company or any Restricted Subsidiary so long as, after giving effect to the incurrence of any such Indebtedness and/or Lien (including the application of any net proceeds thereof), the Consolidated Senior Secured Leverage Ratio of the Company would not be greater than 2.5 to 1.0 as of the date of incurrence;
(3)Liens in favor of the Company or the Guarantors;
(4)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;
(5)Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such acquisition and only extend to the property so acquired;
(6)Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;
(7)Liens to secure Indebtedness (including and Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets financed with such Indebtedness and additions and improvements thereon;
(8)Liens existing on the Issue Date securing Existing Indebtedness;
(9)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(10)Deposits’ and landlords’, lessors’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s and other like Liens imposed by law incurred in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings diligently conducted;
(11)pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or good faith deposits to secure the performance of bids, tenders, government contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, deposits to secure statutory obligations or bankers’ acceptances of the Company or any Restricted Subsidiary and deposits to secure surety and appeal bonds to which the Company or a Restricted Subsidiary is a party, in each case incurred in the ordinary course of business;
(12)judgment Liens not giving rise to Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)easements, rights-of-way, zoning restrictions and other similar charges or encumbrances affecting real property which do not materially adversely affect the value of said property or interfere in any material respect with the ordinary conduct of the business of the Company or such Restricted Subsidiary;
(14)any interest or title of a lessor under any capital lease or operating lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;
(15)Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;
(16)Liens securing reimbursement obligations with respect to letters of credit or bankers’ acceptances incurred in accordance with the Indenture which encumber documents and other property relating to such letters of credit or bankers’ acceptances and products and proceeds thereof;
(17)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(18)leases or subleases, licenses or sublicenses, granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary of the Company;
(19)Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(20)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(21)Liens securing Permitted Refinancing Indebtedness which is incurred to refinance, renew, replace, defease or discharge any Refinanced Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of such Refinanced Indebtedness; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing such Refinanced Indebtedness;
(22)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(23)Liens securing Hedging Obligations, currency agreements and commodities agreements which relate to Indebtedness that is permitted to be incurred pursuant to the covenant entitled “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”
(24)Liens on Receivables Program Assets securing Receivables Program Obligations;
(25)deposits made in the ordinary course of business to secure liability to insurance carriers;
(26)Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;
(27)Liens incurred to secure cash management services and other bank products owed to a lender under any Credit Facilities (or any Affiliate of such lender) in the ordinary course of business;
(28)Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture; and
(29)Liens incurred on assets or property of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed the greater of $35.0 million and 1.25% of Consolidated Total Assets (determined as of the date of any incurrence).
During any Suspension Period, the relevant clauses of the covenant entitled “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock” shall be deemed to be in effect solely for purposes of determining the amount available under clause (7) above.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:
(1)the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable fees and expenses incurred in connection therewith including premiums paid, if any, to the holders thereof);
(2)such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness;
(3)if the Refinanced Indebtedness is contractually subordinated in right of payment to the 2022 Notes, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to, the 2022 Notes on terms at least as favorable to the Holders of 2022 Notes as those contained in the documentation governing the Refinanced Indebtedness;
(4)such Permitted Refinancing Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Refinanced Indebtedness; and
(5)(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the 2022 Notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Indebtedness or (b) if the Stated Maturity of the Refinanced Indebtedness is later than the Stated Maturity of the 2022 Notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the 2022 Notes.
“Person “ means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate or unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity, or substantially all of the assets of any such entity, subdivision or business).
“Purchase Money Note” means a promissory note evidencing the obligation of a Receivables Subsidiary or a Special Purpose Vehicle to pay the purchase price for Receivables or other Indebtedness to the Company or to any Restricted Subsidiary (or to a Receivables Subsidiary in the case of a transfer to a Special Purpose Vehicle) in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary of the Company pursuant to which the Company or any such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the Issue Date or arising thereafter); provided that:
(1)no portion of the Indebtedness or any other Obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle
(a)is Guaranteed by the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary), excluding Guarantees of Obligations pursuant to Standard Securitization Undertakings,
(b)is recourse to or obligates the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or
(c)subjects any property or asset of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of Obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;
(2)neither the Company nor any of its Restricted Subsidiaries (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose

Vehicle (except in connection with a receivables securitization facility) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and
(3)the Company and its Restricted Subsidiaries (other than a Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results other than Standard Securitization Undertakings.
“Ralcorp Obligations” means indemnification obligations of the Company and/or its Restricted Subsidiaries in favor of Ralcorp and/or its subsidiaries in connection with the Spin-Off.
“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the 2022 Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P’s or Moody’s, or both, as the case may be.
“Receivables” means all rights of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Company or such Restricted Subsidiary as accounts receivable.
“Receivables Documents” means:
(1)one or more receivables purchase agreements, pooling and servicing agreements, credit agreements, agreements to acquire undivided interests or other agreements to transfer or obtain loans or advances against, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Company, a Restricted Subsidiary and/or a Receivables Subsidiary, and
(2)each other instrument, agreement and other document entered into by the Company, a Restricted Subsidiary or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.
“Receivables Program Assets” means:
(1)all Receivables which are described as being transferred by the Company, a Restricted Subsidiary or a Receivables Subsidiary pursuant to the Receivables Documents;
(2)all Receivables Related Assets; and
(3)all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.
“Receivables Program Obligations” means:
(1)Indebtedness and other Obligations owing in respect of notes, trust certificates, undivided interests, partnership interests or other interests sold, issued and/or pledged, or otherwise incurred, in connection with a Qualified Receivables Transaction; and
(2)related obligations of the Company, a Subsidiary of the Company or a Special Purpose Vehicle (including, without limitation, Standard Securitization Undertakings).
“Receivables Related Assets” means:
(1)any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables);
(2)any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited;
(3)spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction;
(4)any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and

(5)other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Receivables Repurchase Obligation” means any obligation of the Company or a Restricted Subsidiary (other than a Receivables Subsidiary) in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the Company or a Restricted Subsidiary (other than a Receivables Subsidiary).
“Receivables Subsidiary” means a special purpose Wholly Owned Restricted Subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which Restricted Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company’s Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an officers’ certificate certifying, to the best of such officers’ knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.
“Related Business” means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are similar or reasonably related, ancillary or complementary thereto or reasonable extensions thereof.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary “ of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“S&P “ means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.
“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
“Senior Secured Indebtedness” means the sum of (i) Indebtedness, letters of credit and bankers’ acceptances funded or incurred under Credit Facilities (with letters of credit and bankers’ acceptances being deemed to have an amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and (ii) other funded or incurred Indebtedness that is not subordinated in right of payment to the 2022 Notes, in each case, which is secured by Lien on any assets or property of the Company or any Restricted Subsidiary.
“Separation Agreement “ means that certain Separation and Distribution Agreement between the Company and Ralcorp dated February 2, 2012, entered into in connection with the Spin-Off, as in effect as of the Issue Date or as may be subsequently amended, provided that such amendment is not prohibited by the Indenture.
“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof and (2) any Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries would constitute a Significant Subsidiary under clause (1) of this definition.
“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.
“Special Purpose Vehicle” means a trust, partnership or other special purpose Person established by the Company and/or any of its Restricted Subsidiaries to implement a Qualified Receivables Transaction.
“Spin-Off” means the separation of Ralcorp and its Post cereals business in a tax-free spin-off to shareholders of Ralcorp pursuant to the Separation Agreement and the other transactions and agreements referred to therein.
“Standard Securitization Undertakings” means representations, warranties, covenants, performance guarantees and indemnities entered into by the Company or any Subsidiary of the Company which, in the good faith judgment of the

Board of Directors of the appropriate company, are reasonably customary in an accounts receivable transaction and includes, without limitation, any Receivables Repurchase Obligation.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person:
(1)any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
“Subsidiary Guarantee “ means, individually, any Guarantee of payment of the 2022 Notes by a Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees.
“Transactions “ means (i) the Spin-Off, (ii) the offering of the 2022 notes and Subsidiary Guarantees under the Indenture on the Issue Date, (iii) the entry into the Bank Credit Facilities and the incurrence of Indebtedness thereunder on the Issue Date and (iv) the payment of fees and expenses related to each of the foregoing clauses (i), (ii) and (iii).
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the covenant described above under the caption “Designation of Restricted and Unrestricted Subsidiaries,” but only to the extent that such Subsidiary:
(1)has no Indebtedness other than Non-Recourse Debt;
(2)is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3)is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified level of operating results; and
(4)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries unless such Guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.
“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
“U.S. Government Obligations” means direct non-callable Obligations of, or Guaranteed as to full and timely payment by, the United States of America for the payment of which Guarantee or Obligations the full faith and credit of the United States is pledged.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations as of the date hereof to a holder relevant to the exchange of July notes for exchange notes in the exchange offer and the ownership and disposition of the exchange notes. This summary is generally limited to holders of the exchange notes who hold such notes as “capital assets” (generally, assets held for investment) for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, passive foreign investment companies, certain former citizens or residents of the U.S., partnerships, S corporations or other pass-through entities, real estate investment trusts, controlled foreign corporations, U.S. holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold the exchange notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.
The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, court decisions, and published rulings of the IRS all as in effect on the date hereof and all of which are subject to differing interpretations or changes at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion. Furthermore, there can be no assurance that the IRS will agree with such statements and conclusions.
As used herein, the term “U.S. holder” means a beneficial owner of an exchange note that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the U.S.; (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note offered hereby that is not a U.S. holder.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of an exchange note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the exchange notes.
This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws or the recently effective Medicare contribution tax.
Investors considering the exchange of July notes for exchange notes in the exchange offer should consult their own tax advisors regarding application of U.S. federal tax laws, as well as the tax laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty, to the exchange offer and to purchasing, owning and disposing of the exchange notes in light of their particular circumstances.
Tax Consequences of an Exchange under the Registration Rights Agreement
The exchange of a July note for an exchange note with identical terms pursuant to the exchange offer will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized as a result of exchanging a July note for an exchange note. Further, your tax basis in the exchange note will equal your tax basis in the July note determined as of the time of the exchange, and your holding period for the exchange note will include the period during which you held the July note.
Treatment of the Notes
In certain circumstances (see “Description of the Exchange Notes-Optional Redemption,” “Description of the Exchange Notes-Repurchase at the Option of the Holders” and “Description of the Exchange Notes-Registration Rights; Special Interest”), we may be obligated to pay amounts in excess of stated interest or principal on the exchange notes. According to Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. holder recognizes if there is only a remote chance as of the date such notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of these amounts as part of the yield to maturity of any exchange notes. Our determination that these contingencies are remote is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. holder might be required to accrue income on its exchange notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. holder. If any such amounts are in fact paid, U.S. holders will be required to recognize such amounts as income.
U.S. Holders
Payments of Interest
A U.S. holder will be required to recognize as ordinary income any interest received or accrued on the exchange notes, in accordance with the U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes.
Pre-Issuance Accrued Interest
A portion of the price paid for some of the July notes was allocable to interest that accrued prior to the date the notes are purchased (the “pre-issuance accrued interest”). We intend to take the position that a portion of the interest received on the first interest payment date equal to the pre-issuance accrued interest should be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the note. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received but should reduce the holder’s adjusted tax basis in the applicable note by a corresponding amount.
Sale, redemption, exchange or other taxable disposition of notes
A U.S. holder generally will recognize gain or loss on the sale, redemption, exchange or other taxable disposition of an exchange note. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than proceeds attributable to accrued but unpaid interest) and the holder’s adjusted tax basis in the exchange note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the exchange note. In general, a U.S. holder’s adjusted tax basis in an exchange note will equal the amount paid for the exchange note decreased by the amount of any payments other than qualified stated interest payments received with respect to the exchange note. The portion of any proceeds that is attributable to accrued but unpaid interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the exchange note will be capital gain or loss and will be long-term capital gain or loss if the holder held the exchange note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to limitation.
Information reporting and backup withholding
Unless a U.S. holder is an exempt recipient, such as a tax-exempt organization, and, when required, appropriately demonstrates such exemption, payments made with respect to the exchange notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable U.S. information reporting and certification requirements.
Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.
Non-U.S. holders
Payments of interest
Interest paid on an exchange note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding of such tax, provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (or, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the U.S.); and provided that the non-U.S. holder: (1) does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote; (2) is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership; (3) is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

and (4) either (a) provides an appropriate, properly executed, IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-U.S. status in compliance with applicable law and regulations; or (b) causes a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business to provide a statement to us or our agent under penalties of perjury in which it certifies that such an IRS Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.
If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to a 30% U.S. federal tax withholding unless the holder provides us with the appropriate, properly executed, IRS Form W-8BEN claiming an exemption from (or reduction of) withholding under the benefit of a treaty or IRS Form W-8ECI stating that such interest is not subject to withholding because it is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.
Sale, redemption, exchange or other taxable disposition of notes
Generally, subject to the discussion of backup withholding below, any gain recognized by a non-U.S. holder on the disposition of an exchange note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “Non-U.S. Holders-Payments of Interest” above) will not be subject to U.S. federal income tax and withholding, unless: (1) the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the U.S. by the non-U.S. holder), in which case the gain will be taxed as described above; or (2) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition and certain other conditions are met, in which case the gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate).
A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the purchase, ownership and disposition of the exchange notes.
United States Trade or Business
If interest on an exchange note or gain from the disposition of an exchange note is effectively connected with a U.S. trade or business of a non-U.S. holder and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the U.S., the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such interest and gain on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation upon the deemed repatriation from the U.S. of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty). If interest received with respect to the exchange notes is effectively connected income, the 30% withholding tax described above will not apply, assuming certain requirements are met.
Information reporting and backup withholding
In general, payments we make to a non-U.S. holder in respect of the exchange notes will be reported annually to the IRS. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.
Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.
Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), paid after June 30, 2014, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest paid after December 31, 2016 (“withholdable payments”), if paid to a foreign financial institution, or to a non-financial foreign entity, unless (a) the foreign financial institution enters into an agreement with the U.S. Treasury under which it agrees to (i) collect and report to the IRS information regarding U.S. account holders and (ii) withhold on payments to “nonparticipating foreign financial institutions” and certain account holders that do not provide information, (b) the non-financial foreign entity provides a certification or information relating to its 10% or greater U.S. owners, or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% withholding tax under FATCA would apply regardless of whether the applicable payment would otherwise be exempt from U.S. withholding tax (e.g. as “portfolio interest” or as capital gain upon the sale, exchange, redemption or other disposition of a note).
Generally, withholdable payments made on debt instruments that are issued prior to July 1, 2014 will not be subject to the 30% withholding tax, and, therefore, no withholding should be required with respect to FATCA on interest or principal paid with respect to the notes, or gross proceeds from the sale or disposition of the notes. If the 2022 notes, including the exchange notes, are modified on or after July 1, 2014 in such a way that they are considered to be re-issued for U.S. federal income tax purposes, this legislation could apply to interest payments and proceeds of a sale or disposition in respect of the 2022 notes. Non-U.S. holders are urged to consult their own tax advisors with respect to these information reporting rules and due diligence requirements and the potential application of FATCA to them in the event that a significant modification to the terms of the notes is made.
The United States federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the exchange of July notes for exchange notes in the exchange offer and the ownership and disposition of the exchange notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

PLAN OF DISTRIBUTION
The distribution of this prospectus and the offer and sale of the exchange notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the exchange notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the exchange notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the exchange notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.
In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the exchange notes issued in the exchange offer in exchange for the July notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of such holders’ business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of exchange notes. This position does not apply to any holder that is:

•	an “affiliate” of Post within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer.
All broker-dealers receiving exchange notes in the exchange offer are subject to a prospectus delivery requirement with respect to resales of the exchange notes. Each broker-dealer receiving exchange notes for its own account in the exchange offer must represent that the July notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the exchange notes pursuant to the exchange offer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period ending upon the earlier of (i) 180 days after the consummation of the exchange offer, subject to extension under limited circumstances, or (ii) or when all exchange notes have been sold, we will use all commercially reasonable efforts to keep the exchange offer registration statement effective and make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of exchange notes received in an exchange such as the exchange pursuant to the exchange offer, if the July notes for which the exchange notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.
We will not receive any proceeds from any sale of the exchange notes by broker-dealers. Broker-dealers acquiring exchange notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such exchange notes.
Any broker-dealer that held July notes acquired for its own account as a result of market-making activities or other trading activities, that received exchange notes in the exchange offer, and that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Any profit on these resales of exchange notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incidental to our participation in the exchange offer, including the reasonable fees and expenses of one counsel for the holders of July notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the July notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.
LEGAL MATTERS
Certain legal matters in connection with this exchange offer will be passed upon by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Certain matters of California law will be passed upon for us by Buchalter Nemer, Los Angeles, California. Certain matters of Minnesota and North Dakota law will be passed upon for us by Vogel Law Firm, Fargo, North Dakota. Certain matters of Ohio law will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. Certain matters of New York law will be passed upon for us by Epstein Becker & Green, P.C., New York, New York.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Attune Foods, Hearthside Food Solutions and Premier Nutrition Corporation due to their acquisition by Post Holdings, Inc. during 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated and combined carve-out financial statements of Agricore United Holdings Inc. for the fiscal year ended October 31, 2013 filed on January 21, 2014, incorporated in this prospectus by reference to the Current Report on Form 8-K/A of Post Holdings, Inc., have been audited by Eide Bailly LLP, an independent registered public accounting firm, as stated in their report incorporated herein.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC with respect to the exchange notes being offered as contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits to the registration statement. For further information with respect to us and the exchange notes, please refer to the registration statement, including its exhibits. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and if the contract or document is filed as an exhibit to the registration statement, you should refer to such exhibit for copies of the actual contract or document. Each such statement is qualified in all respects by reference to the applicable document.
You may review a copy of the registration statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330 as well as on the Internet website maintained by the SEC at www.sec.gov. We also maintain an internet site at www.postfoods.com. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus or in the registration statement.
In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the SEC, which is available on the SEC’s website at www.sec.gov and in the SEC’s public reference room referred to above.
You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
Post Holdings, Inc.
The articles of incorporation of Post Holdings, Inc. limit the liability of our directors to the company and our shareholders to the fullest extent permitted by Missouri law. Under Missouri law, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding, including any suit by or in the name of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him or her in connection with such legal proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. Post’s articles of incorporation contain provisions indemnifying its directors and officers to the fullest extent permitted by Missouri law. The indemnification permitted under Missouri law is not exclusive of any other rights to which these persons may be entitled.
In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
We have entered into indemnification agreements with our directors and certain executive officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
At present there is no pending litigation or proceeding involving any director or officer as to which indemnification is required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.
Post Foods, LLC
Post Foods, LLC is a Delaware limited liability company, which is member managed by its sole member, Post Holdings, Inc. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The amended and restated limited liability company agreement of Post Foods, LLC provides that Post Holdings, Inc., as the sole member of Post Foods, Inc. (the “Post Member”) and any individuals granted authority to act on behalf of the Post Member, and their respective affiliates, stockholders, members, managers, directors, officers, partners, employees, agents and representatives (individually, a “Post Indemnitee”) shall be indemnified and held harmless by Post Foods, LLC from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Post Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Post Indemnitee’s status as any of the foregoing, which relates to or arises out of Post Foods, LLC, its assets, business or affairs, if in each of the foregoing cases (i) the Post Indemnitee acted in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of Post Foods, LLC, and, with respect to any criminal proceeding, had no reasonable cause to believe such Post Indemnitee’s conduct was unlawful, and (ii) the Post Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Post Indemnitee acted in a manner contrary to that specified in (i) or (ii) above. Expenses (including reasonable legal fees) incurred by an Post Indemnitee in defending any claim, demand, action, suit or proceeding described above may, from time to time, be advanced by Post Foods, LLC prior to the final disposition of such claim, demand, action, suit or proceeding, in the discretion of the Post Member, upon receipt by the Post Foods, LLC of an undertaking by or on behalf of the Post Indemnitee to repay such amount if it shall be determined that the Post Indemnitee is not entitled to be indemnified as authorized in the amended and restated limited liability company agreement. The indemnification and advancement of expenses set forth above is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Post Foods, LLC articles of organization, any other agreement, a vote of the Post Member, a policy of insurance or otherwise, and shall not limit in any way any right which Post Foods, LLC may have to make additional indemnifications with respect to the same or different persons or classes of persons, as determined by the Post Member.
Attune Foods, LLC
Attune Foods, LLC is a Delaware limited liability company, which is member managed by its sole member, Post Holdings, Inc. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The amended and restated limited liability company agreement of Attune Foods, LLC provides that Post Holdings, Inc., as the sole member of Attune Foods, Inc. (the “Attune Member”) and any individuals granted authority to act on behalf of the Attune Member, and their respective affiliates, stockholders, members, managers, directors, officers, partners, employees, agents and representatives (individually, an “Attune Indemnitee”) shall be indemnified and held harmless by Attune Foods, LLC from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Attune Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Attune Indemnitee’s status as any of the foregoing, which relates to or arises out of Attune Foods, LLC, its assets, business or affairs, if in each of the foregoing cases (i) the Attune Indemnitee acted in good faith and in a manner such Attune Indemnitee believed to be in, or not opposed to, the best interests of Attune Foods, LLC, and, with respect to any criminal proceeding, had no reasonable cause to believe such Attune Indemnitee’s conduct was unlawful, and (ii) the Attune Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Attune Indemnitee acted in a manner contrary to that specified in (i) or (ii) above. Expenses (including reasonable legal fees) incurred by an Attune Indemnitee in defending any claim, demand, action, suit or proceeding described above may, from time to time, be advanced by Attune Foods, LLC prior to the final disposition of such claim, demand, action, suit or proceeding, in the discretion of the Attune Member, upon receipt by the Attune Foods, LLC of an undertaking by or on behalf of the Attune Indemnitee to repay such amount if it shall be determined that the Attune Indemnitee is not entitled to be indemnified as authorized in the amended and restated limited liability company agreement. The indemnification and advancement of expenses set forth above is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Attune Foods, LLC articles of organization, any other agreement, a vote of the Attune Member, a policy of insurance or otherwise, and shall not limit in any way any right which Attune Foods, LLC may have to make additional indemnifications with respect to the same or different persons or classes of persons, as determined by the Attune Member.
Premier Nutrition Corporation
Premier Nutrition Corporation is a Delaware corporation, whose sole shareholder is Post Holdings, Inc. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation may, and has the power to, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person acted in a manner contrary to that specified in (i) or (ii) above. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful on the merits or otherwise in defending an action, suit or proceeding or any claim, issue or matter therein. The bylaws of Premier Nutrition Corporation contain provisions limiting the liability of its directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which these persons may be entitled.
Premier Protein, Inc.
Premier Protein, Inc. is a California corporation, whose sole shareholder is Premier Nutrition Corporation. Under Section 317 of the California Corporation Code, a California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation , or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise (individually, a “California Indemnitee”), against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such action or proceeding if (i) the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person acted in a manner contrary to that specified in (i) or (ii) above. Notwithstanding the foregoing, no indemnification may be made for any of the following: (i) in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful on the merits or otherwise in defending an action, suit or proceeding or any claim, issue or matter therein. The indemnification permitted under California law is not exclusive of any other rights to indemnification (i) for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to Section 204 of the California Corporation Code, or (ii) for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders. The articles of incorporation of Premier Protein, Inc. authorize the corporation to provide indemnification of California Indemnitees in excess of the indemnification permitted by California law, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to Premier Protein, Inc. and its shareholders
Agricore United Holdings Inc.
Agricore United Holdings Inc. is a Delaware corporation, whose sole shareholder is Post Holdings, Inc. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation may, and has the power to, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person acted in a manner contrary to that specified in (i) or (ii) above. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful on the merits or otherwise in defending an action, suit or proceeding or any claim, issue or matter therein. The articles of incorporation of Agricore United Holdings Inc. contain provisions limiting the liability of its directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which these persons may be entitled.

Dakota Growers Pasta Company, Inc.
Dakota Growers Pasta Company, Inc. is a North Dakota corporation, whose sole shareholder is Agricore United Holdings Inc. Under Section 1-91 of the North Dakota Business Corporation Act, a North Dakota corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the present or former official capacity in (i) with respect to a director, the position of director (“Director Capacity”), (ii) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the board, the employment relationship undertaken by an employee of the corporation (“Officer/Employee Capacity”), and (iii) with respect to a director, officer, or employee of the corporation who, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a governor, director, officer, manager, partner, trustee, employee, or agent of another organization or employee benefit plan, the position of that person as a governor, director, officer, manager, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan (“Other Enterprise Capacity”), against judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions, (b) acted in good faith, (c) received no improper personal benefit and all provisions of Section 1-51 of the North Dakota Business Corporation Act regarding director conflicts of interest, if applicable, have been satisfied, (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (e) in the case of acts or omissions occurring in a person’s Director Capacity or Officer/Employee Capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the person’s Other Enterprise Capacity, reasonably believed that the conduct was not opposed to the best interests of the corporation. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or an equivalent plea does not, of itself, establish that the person did not meet the criteria set forth above. The articles of incorporation of Dakota Growers Pasta Company, Inc. contain provisions limiting the liability of its directors and officers to the fullest extent permitted by the North Dakota Business Corporation Act. The indemnification required under North Dakota law does not limit the power of Dakota Growers Pasta Company, Inc. to indemnify persons other than a director, officer, employee, or member of a committee of the board of the corporation by contract or otherwise.
Primo Piatto, Inc.
Primo Piatto, Inc. is a Minnesota corporation, whose sole shareholder is Dakota Growers Pasta Company, Inc. Under Section 521 of the Minnesota Business Corporation Act, a Minnesota corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the present or former official capacity in (i) with respect to a director, the position of director (“Director Capacity”), (ii) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the board, the employment relationship undertaken by an employee of the corporation (“Officer/Employee Capacity”), and (iii) with respect to a director, officer, or employee of the corporation who, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, governor, manager, employee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, governor, manager, employee, or agent, as the case may be, of the other organization or employee benefit plan (“Other Enterprise Capacity”), against judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions, (b) acted in good faith, (c) received no improper personal benefit and all provisions of Section 255 of the Minnesota Business Corporation Act regarding director conflicts of interest, if applicable, have been satisfied, (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (e) in the case of acts or omissions occurring in a person’s Director Capacity or Officer/Employee Capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the person’s

Other Enterprise Capacity, reasonably believed that the conduct was not opposed to the best interests of the corporation. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or an equivalent plea does not, of itself, establish that the person did not meet the criteria set forth above. The articles of incorporation of Primo Piatto, Inc. contain a provision limiting the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. The indemnification required under Minnesota law does not limit the power of Primo Piatto, Inc. to indemnify persons other than a director, officer, employee, or member of a committee of the board of the corporation by contract or otherwise.
DNA Dreamfields Company, LLC
DNA Dreamfields Company, LLC is an Ohio limited liability company, which is managed by a board of managers elected by its sole member, Dakota Growers Pasta Company, Inc. Section 32 of the Ohio Limited Liability Company Act provides that an Ohio limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, other than an action by or in the right of the company, because the person is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another enterprise against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by the person in connection with the action, suit, or proceeding if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, and, (ii) in connection with any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not create of itself a presumption that the person acted in a manner contrary to that specified in (i) or (ii) above. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the company as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A company is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful on the merits or otherwise in defending any claim, issue or matter in an action, suit or proceeding. The amended and restated limited liability company agreement of DNA Dreamfields Company, LLC contains provisions limiting the liability of its officers, managers, and members, and their respective affiliates, to the fullest extent permitted by Ohio law.

Item 21.	Exhibits and Financial Statement Schedules.
(a)    Exhibits. Reference is made to the Index of Exhibits filed as part of this registration statement.
(b)    Financial Statement Schedules. All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(d)The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Stiritz	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	January 21, 2014
William P. Stiritz

/s/ Robert V. Vitale	Chief Financial Officer (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Corporate Controller (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

/s/ Terence E. Block	Director and President, Chief Operating Officer	January 21, 2014
Terence E. Block

/s/ Jay W. Brown	Director	January 21, 2014
Jay W. Brown

/s/ Edwin H. Callison	Director	January 21, 2014
Edwin H. Callison

/s/ Gregory L. Curl	Director	January 21, 2014
Gregory L. Curl

/s/ William H. Danforth	Director	January 21, 2014
William H. Danforth

/s/ Robert E. Grote	Director	January 21, 2014
Robert E. Grote

/s/ David P. Skarie	Director	January 21, 2014
David P. Skarie

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

POST FOODS, LLC

By:	/s/ Terence E. Block
Name:	Terence E. Block
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Block	President and Chief Executive Officer (principal executive officer)	January 21, 2014
Terence E. Block

/s/ Robert V. Vitale	Vice President (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Treasurer (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

ATTUNE FOODS, LLC

By:	/s/ James Gaspar
Name:	James Gaspar
Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Gaspar	President (principal executive officer)	January 21, 2014
James Gaspar

/s/ Robert V. Vitale	Vice President (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Treasurer (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

PREMIER NUTRITION CORPORATION

By:	/s/ David Ritterbush
Name:	David Ritterbush
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Ritterbush	Director and President and Chief Executive Officer (principal executive officer)	January 21, 2014
David Ritterbush

/s/ David Cooper	Chief Financial Officer (principal financial and accounting officer)	January 21, 2014
David Cooper

/s/ William P. Stiritz	Director	January 21, 2014
William P. Stiritz

/s/ Terence E. Block	Director	January 21, 2014
Terence E. Block

/s/ Robert V. Vitale	Director	January 21, 2014
Robert V. Vitale

/s/ James L. Holbrook	Director	January 21, 2014
James L. Holbrook

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

PREMIER PROTEIN, INC.

By:	/s/ David Ritterbush
Name:	David Ritterbush
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Ritterbush	Director and President and Chief Executive Officer (principal executive officer and principal financial officer)	January 21, 2014
David Ritterbush

/s/ Robert V. Vitale	Director	January 21, 2014
Robert V. Vitale

/s/ Diedre J. Gray	Director and Secretary	January 21, 2014
Diedre J. Gray

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

AGRICORE UNITED HOLDINGS INC.

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Irion	Director and President (principal executive officer)	January 21, 2014
Edward Irion

/s/ Robert V. Vitale	Director and Vice President (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Treasurer (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

/s/ Diedre J. Gray	Director and Secretary	January 21, 2014
Diedre J. Gray

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

DAKOTA GROWERS PASTA COMPANY, INC.

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Irion	Director and President and Chief Executive Officer (principal executive officer)	January 21, 2014
Edward Irion

/s/ Robert V. Vitale	Director and Vice President (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Treasurer (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

/s/ Diedre J. Gray	Director and Secretary	January 21, 2014
Diedre J. Gray

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

PRIMO PIATTO, INC.

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Irion	Director and President (principal executive officer)	January 21, 2014
Edward Irion

/s/ Robert V. Vitale	Director and Vice President (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Treasurer (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

/s/ Diedre J. Gray	Director and Secretary	January 21, 2014
Diedre J. Gray

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 21, 2014.

DNA DREAMFIELDS COMPANY, LLC

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Irion	Director and President (principal executive officer)	January 21, 2014
Edward Irion

/s/ Robert V. Vitale	Director and Vice President (principal financial officer)	January 21, 2014
Robert V. Vitale

/s/ Jeff A. Zadoks	Treasurer (principal accounting officer)	January 21, 2014
Jeff A. Zadoks

/s/ Diedre J. Gray	Director and Secretary	January 21, 2014
Diedre J. Gray

INDEX TO EXHIBITS

Exhibit

No.	Description

*2.1
Separation and Distribution Agreement dated as of February 2, 2012 by and among Ralcorp Holdings, Inc., the Company and Post Foods, LLC (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on February 8, 2012)

*2.2
Transition Services Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company (Incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed on February 8, 2012)

*2.3
Employee Matters Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company (Incorporated by reference to Exhibit 2.3 to the Company’s Form 8-K filed on February 8, 2012)

*2.4	Contribution Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company (Incorporated by reference to Exhibit 2.4 to the Company’s Form 8-K filed on February 8, 2012)

*2.5
Share Purchase Agreement, dated as of December 7, 2013, by and among Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership, The Manufacturer’s Life Insurance Company, Richard Harris, 0987268 B.C. LTD, Post Holdings, Inc. and Tricor Pacific Capital Partners (Fund IV), ULC. (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on December 9, 2013)**

*2.6
Securities Purchase Agreement, dated as of December 8, 2013, by and among Dymatize Enterprises, LLC, TA/DEI-A Acquisition Corp., TA/DEI-B-1 Acquisition Corp., TA/DEI-B-2 Acquisition Corp., TA/DEI-B-3 Acquisition Corp., each of the persons identified as a "TA Fund" on Appendix I to the Securities Purchase Agreement, Imperial Capital, LLC, Dymatize Management Holdings, Inc., Dymatize Enterprises Equity Plan, LLC, TA Associates Management, L.P., Post Acquisition Sub III, LLC and Post Holdings, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed on December 9, 2013)**

*3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 2, 2012)

*3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on February 2, 2012)

*3.3
Certificate of Designation, Preferences and Rights of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 26, 2013)

*3.4
Certificate of Designation, Preferences and Rights of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 16, 2013)

*3.5	Amended and Restated Certificate of Formation of Post Foods, LLC (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on November 9, 2012)

*3.6	Amended and Restated Limited Liability Company Agreement of Post Foods, LLC (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on November 9, 2012)

3.7	Certificate of Formation of Attune Foods, LLC, as amended

3.8	Amended and Restated Limited Liability Company Agreement of Attune Foods, LLC

3.9	Certificate of Incorporation of Premier Nutrition Corporation

3.10	Bylaws of Premier Nutrition Corporation

3.11	Articles of Incorporation of Premier Protein, Inc., as amended

3.12	Bylaws of Premier Protein, Inc.

3.13	Certificate of Incorporation of Agricore United Holdings Inc., as amended

3.14	Bylaws of Agricore United Holdings Inc.

3.15	Amended and Restated Articles of Incorporation of Dakota Growers Pasta Company, Inc.

3.16	Amended and Restated Bylaws of Dakota Growers Pasta Company, Inc.

3.17	Certificate of Incorporation of Primo Piatto, Inc., as amended

3.18	Bylaws of Primo Piatto, Inc.

3.19	Articles of Organization of DNA Dreamfields Company, LLC

3.20	Amended and Restated Limited Liability Company Agreement of DNA Dreamfields Company, LLC

*4.1
Indenture dated as of February 3, 2012 by and among the Company, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 8, 2012)

*4.2
Indenture dated as of February 3, 2012 by and among the Company, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 18, 2013)

*4.3
Registration Rights Agreement dated as of July 18, 2013, by and among the Company, Post Foods, LLC, and Attune Foods, LLC, as guarantors, and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, BMO Capital Markets Corp., Goldman, Sachs & Co., Nomura Securities International, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on July 18, 2013)

5.1	Opinion of Lewis, Rice & Fingersh, L.C.

5.2	Opinion of Buchalter Nemer

5.3	Opinion of Vogel Law Firm

5.4	Opinion of Vorys, Sater, Seymour and Pease LLP

5.5	Opinion of Epstein Becker & Green, P.C.

*†10.1	Form of Management Continuity Agreement (Incorporated by referenced to Exhibit 10.2 to the Company’s Form 8-K filed on August 9, 2012)

*†10.2	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.7 to Amendment No. 4 to the Company’s Form 10, filed January 25, 2012)

*†10.3	Post Holdings, Inc. 2012 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on February 2, 2012)

*†10.4	Form of Stock Appreciation Rights Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on February 2, 2012)

*†10.5	Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed on February 2, 2012)

*†10.6	Form of Non-Management Director Stock Appreciation Rights Agreement (Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed on February 2, 2012)

*†10.7	Form of Non-Management Director Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed on February 2, 2012)

*†10.8	Post Holdings, Inc. Deferred Compensation Plan for Key Employees, as amended (Incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed on February 2, 2012)

*†10.9	Post Holdings, Inc. Executive Savings Investment Plan, restated August 15, 2012 (Incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K filed on December 13, 2012)

*†10.10	Post Holdings, Inc. Supplemental Retirement Plan (Incorporated by reference to Exhibit 10.10 to the Company’s Form 8-K filed on February 2, 2012)

*†10.11	Post Holdings, Inc. Deferred Compensation Plan for Non-Management Directors, as amended and restated (Incorporated by reference to Exhibit 10.11 to the Company’s Form 10-Q filed on September 14, 2012)

*10.12
Tax Allocation Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 8, 2012)

*10.13
Credit Agreement dated as of February 3, 2012, by and among the Company, the lenders named therein, and Barclays Bank PLC, as Administrative Agent (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on February 8, 2012)

*10.14
First Amendment and Waiver to Credit Agreement dated as of May 14, 2012, by and among the Company, the lenders named therein, and Barclays Bank PLC, as Administrative Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 15, 2012)

*†10.15	Employment Agreement dated as of May 29, 2012 by and between William P. Stiritz and the Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 31, 2012)

*†10.16	Non-Qualified Stock Option Agreement for Mr. Stiritz (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on May 31, 2012)

*†10.17	Form of Non-Qualified Stock Option Agreement for Other Executive Officers of the Company (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on May 31, 2012)

*†10.18	Restricted Stock Unit Agreement for Mr. Stiritz (Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on May 31, 2012)

*†10.19	Form of Restricted Stock Unit Agreement for Other Executive Officers of the Company (Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed on May 31, 2012)

*†10.20	Senior Management Bonus Program, as amended and restated effective October 1, 2012 (Incorporated by reference to Exhibit 10.21 to the Company’s Form 10-Q filed on August 8, 2013)

*†10.21	Key Management Bonus Program, as amended and restated (Incorporated by reference to Exhibit 10.22 to the Company’s Form 10-Q filed on September 14, 2012)

*10.22
Second Amendment and Waiver to Credit Agreement dated as of June 13, 2012, by and among the Company, the lenders named therein, and Barclays Bank PLC, as Administrative Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 14, 2012)

*†10.23	Form of Cash-Settled Restricted Stock Unit Agreement (Incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed on August 9, 2012)

*10.24
Third Amendment and Waiver to Credit Agreement dated as of September 13, 2012, by and among the Company, the lenders named therein, and Barclays Bank PLC, as Administrative Agent (Incorporated by reference to Exhibit 10.25 to the Company’s Form 10-K filed on December 13, 2012)

*10.25
Amendment to Tax Allocation Agreement dated as of September 26, 2012 by and between Ralcorp Holdings, Inc. and the Company (Incorporated by reference to Exhibit 10.26 to the Company’s Form 10-K filed on December 13, 2012)

*10.26
Fourth Amendment to Credit Agreement dated as of October 19, 2012, by and among the Company, the lenders named therein, and Barclays Bank PLC, as Administrative Agent (Incorporated by referenced to Exhibit 10.1 to the Company’s Form 8-K filed on October 22, 2012)

*†10.27	Form of Cliff Vesting Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on November 26, 2012)

*†10.28	Form of Cliff Vesting Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 26, 2012)

*†10.29
Second Amendment to the Post Holdings, Inc. Deferred Compensation Plan for Key Employees effective August 24, 2012 (Incorporated by reference to Exhibit 10.28 to the Company’s Form 10-Q filed on May 13, 2013)

*†10.30
Third Amendment to the Post Holdings, Inc. Deferred Compensation Plan for Key Employees effective January 29, 2013 (Incorporated by reference to Exhibit 10.29 to the Company’s Form 10-Q filed on May 13, 2013)

*†10.31
First Amendment to the Post Holdings, Inc. Deferred Compensation Plan for Non-Management Directors effective January 29, 2013 (Incorporated by reference to Exhibit 10.30 to the Company’s Form 10-Q filed on May 13, 2013)

*†10.32
First Amendment to the Post Holdings, Inc. Executive Savings Plan for Non-Management Directors effective January 29, 2013 (Incorporated by reference to Exhibit 10.31 to the Company’s Form 10-Q filed on May 13, 2013)

*†10.33	Post Holdings, Inc. 2012 Long Term Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 1, 2013)

*10.34
Purchase Agreement by and among the Company, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as Initial Purchasers, relating to the sale by the Company of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 26, 2013)

*10.35
Asset Purchase Agreement by and between Hearthside Foods Solutions, LLC and Post Acquisition Sub I, LLC dated as of May 8, 2013 (Incorporated by reference to Exhibit 10.34 to the Company’s Form 10-Q filed on August 8, 2013)

*†10.36
Amendment One to Employment Agreement dated October 15, 2013 by and between William P. Stiritz and the Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 17, 2013)

*†10.37	Non-Qualified Stock Option Agreement for Mr. Stiritz (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on October 17, 2013)

*†10.38	Form of amended Stock-Settled Restricted Stock Unit Agreement (Incorporated by referenced to Exhibit 10.4 to the Company’s Form 8-K filed on October 17, 2013)

*†10.39	Form of amended Cash-Settled Restricted Stock Unit Agreement (Incorporated by referenced to Exhibit 10.5 to the Company’s Form 8-K filed on October 17, 2013)

*10.40
Purchase Agreement by and among the Company, Barclays Capital Inc. and Goldman, Sachs & Co. as Representatives of the several initial purchasers named therein, relating to the sale by the Company of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 16, 2013)

12.1	Computation of ratio of earnings to fixed charges

21.1	List of Subsidiaries

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Eide Bailly LLP

23.3	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

23.4	Consent of Buchalter Nemer (included in Exhibit 5.2)

23.5	Consent of Vogel Law Firm (included in Exhibit 5.3)

23.6	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.4)

23.7	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.5)

24.1	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients
_______

*	Incorporated by reference.

**
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

†	These exhibits constitute management contracts, compensatory plans and arrangements.